EXHIBIT 10.9

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

As Amended and Restated Effective January 1, 2018

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1.31	“Leased Employee”	8

1.32	“Legacy Account”	8

1.33	“Legacy Plan”	8

1.34	“Limitation Year”	8

1.35	“Matching Contribution”	8

1.36	“Merger Effective Time”	8

1.37	“Normal Retirement Age”	8

1.38	“Participant”	8

1.39	“Participating Employer”	8

1.40	“Participating Union Group”	8

1.41	“Plan”	8

1.42	“Plan Year”	8

1.43	“Pre-Tax Contribution”	8

1.44	“Prior Plan”	9

1.45	“Prior Plan Merger Date”	9

1.46	“Prior Plan Participant”	9

1.47	“Qualified Default Investment Alternative”	9

1.48	“Qualified Joint and Survivor Annuity”	9

1.49	“Qualified Optional Survivor Annuity”	9

1.50	“Qualified Preretirement Survivor Annuity”	9

1.51	“Related Employer”	9

1.52	“Required Beginning Date”	10

1.53	“Restatement Effective Date”	10

1.54	“Rollover Contribution”	10

1.55	“Roth Contribution”	10

1.56	“Section 415 Compensation”	10

1.57	“Self-Directed Brokerage Account”	11

1.58	“Severance From Employment”	11

1.59	“Spouse”	11

1.60	“Temporary Employee”	11

1.61	“Trust” or “Trust Fund”	11

1.62	“Trust Agreement”	11

1.63	“Trustee”	11

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1.64	“Valuation Date”	12

1.65	“YCC Retail Employee”	12

1.66	“Year of Eligibility Service”	12

ARTICLE II PARTICIPATION		12

2.1	Eligibility Requirements and Enrollment	12

2.2	Active Participation; Suspension/Termination of Participation	14

2.3	Reemployment of a Participant	14

ARTICLE III PARTICIPANT CONTRIBUTIONS		14

3.1	Elective Deferrals	14

3.2	Rollover Contributions	16

ARTICLE IV MATCHING CONTRIBUTIONS		17

4.1	Matching Contributions	17

ARTICLE V CONTRIBUTION LIMITATIONS		18

5.1	Average Deferral Percentage (ADP) Test	18

5.2	Average Contribution Percentage (ACP) Test	18

5.3	Maximum Annual Additions	18

ARTICLE VI ACCOUNTS AND TRUST		18

6.1	Maintenance of Accounts	18

6.2	Allocations and Adjustments to Accounts	19

6.3	Custody of Assets	19

6.4	Purpose of Trust Fund	19

6.5	Reasonable Plan Administration Expenses	19

ARTICLE VII INVESTMENT FUNDS		20

7.1	Investment Funds Established	20

7.2	Investment Funds	20

7.3	Self-Directed Brokerage Accounts	20

7.4	Initial Investment	21

7.5	Self-Directed Investment of Accounts	21

7.6	Company Stock	22

ARTICLE VIII VESTING		23

8.1	Participant Vesting	23

8.2	Restoration of Legacy Account Forfeitures occurring before the Restatement Effective Date	24

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8.3	Employees on Approved Military Leave as of January 1, 2018 Who Die While Performing Qualified Military Service	25

8.4	Alternate Payee and Beneficiary Vesting	25

8.5	Forfeitures arising out of Missing Participants, Beneficiaries and Alternate Payees	25

8.6	Forfeiture Account	25

8.7	Application of Forfeitures	25

ARTICLE IX PARTICIPANT LOANS		26

9.1	Loans to Participants	26

9.2	Maximum Loan Amount	26

9.3	Repayment of Loans	27

9.4	Terms	27

9.5	Rollover of Loans from Another Employer-Sponsored Qualified Plan	30

ARTICLE X IN-SERVICE WITHDRAWALS		30

10.1	Hardship Withdrawals	30

10.2	Anytime Withdrawals	32

10.3	Age 55 Withdrawals	32

10.4	Age 59 1/2 Withdrawals	32

10.5	Age 62 Withdrawals	33

10.6	Disability Withdrawals	33

10.7	Active Duty Military Reservist Withdrawals (No Suspension)	33

10.8	Withdrawals by Participants in Military Service (Suspension)	34

10.9	Withdrawals by Participants in Military Service (No Suspension)	34

10.10	Withdrawal Requirements	34

ARTICLE XI BENEFITS UPON SEVERANCE FROM EMPLOYMENT		35

11.1	Entitlement to Benefits	35

11.2	Timing of Payment	35

11.3	Method of Payment	36

11.4	Direct Rollover	37

11.5	Prior Pension Sub-Account Provisions	38

11.6	Timing and Notice Requirements	39

11.7	Required Minimum Distributions	39

11.8	Administrative Powers Relating to Payments	40

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11.9	Inability to Locate Payee	40

ARTICLE XII DEATH BENEFITS		40

12.1	Death Benefit	40

12.2	Timing of Payment	42

12.3	Normal and Optional Forms of Payment	42

12.4	Direct Rollover	43

12.5	Qualified Preretirement Survivor Annuity Provisions	44

ARTICLE XIII PLAN ADMINISTRATION		46

13.1	Company Responsibility and Delegation to GBOC, BAC and BIC	46

13.2	Powers and Duties of BAC	47

13.3	Powers and Duties of BIC	47

13.4	Organization and Operation of Committees	48

13.5	Records and Reports of Committee	48

13.6	Compensation and Expenses of Administering the Plan	48

13.7	Claims Procedures	48

ARTICLE XIV AMENDMENT AND TERMINATION		50

14.1	Amendment of Plan	50

14.2	Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan	51

14.3	Payments on Termination of or Permanent Discontinuance of Contributions to the Plan	51

14.4	Merger, Consolidation or Sale of the Company	51

ARTICLE XV PROVISIONS RELATING TO PRIOR PLANS		51

15.1	Prior Plans and Prior Plan Accounts	51

15.2	Participants in Pay Status	51

15.3	Loans	52

ARTICLE XVI TOP-HEAVY PROVISIONS		52

16.1	Top-Heavy Status	52

16.2	Definitions	52

16.3	Minimum Contribution.	53

16.4	Compensation	54

16.5	Collective Bargaining Agreements	54

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ARTICLE XVII MISCELLANEOUS		54

17.1	Duty To Furnish Information and Documents	54

17.2	BAC’s Statements and Available Information	54

17.3	No Enlargement of Employment Rights	54

17.4	Applicable Law	54

17.5	Forum Selection and Limitations on Actions	54

17.6	No Guarantee	55

17.7	Unclaimed Funds	55

17.8	Merger or Consolidation of Plan	55

17.9	Interest Nontransferable	55

17.10	Prudent Man Rule	56

17.11	Limitations on Liability	56

17.12	Indemnification	56

17.13	Headings	56

17.14	Gender and Number	57

17.15	ERISA and Approval Under Internal Revenue Code	57

17.16	Rules Relating to Veterans Reemployment Rights Under USERRA	57

17.17	Conditions on Contributions	58

17.18	Exclusive Benefit of Employees	58

17.19	Section 16 of the Securities Exchange Act of 1934	59

17.20	Severability	59

17.21	Successors	59

17.22	Withholding of Taxes	59

17.23	Electronic Media	60

17.24	Special ESOP Provisions	60

17.25	Back Pay Awards	61

17.26	Mental or Physical Incompetency	62

17.27	Recoupment of Overpayments	62

APPENDIX A — PRIOR PLANS		A-1

APPENDIX B — ACCOUNT MAPPING SCHEDULE		B-1

APPENDIX C — PUERTO RICO QUALIFICATION PROVISIONS		C-1

APPENDIX D — PARTICIPATING UNION GROUPS SAFE HARBOR MATCHING CONTRIBUTIONS		D-1

APPENDIX E — SPECIAL HARDSHIP WITHDRAWAL PROVISIONS FOR PARTICIPANTS AFFECTED BY HURRICANES HARVEY AND IRMA		E-1

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NEWELL BRANDS EMPLOYEE SAVINGS PLAN

As Amended and Restated Effective January 1, 2018

INTRODUCTION

Effective as of the Merger Effective Time, the following defined contribution plans merged with and into the Newell Rubbermaid 401(k) Savings and Retirement Plan, to form the “Newell Brands Employee Savings Plan” (the “Plan”):

BOC Plastics, Inc. 401(k) Plan

Jarden Corporation Savings and Retirement Plan

Jarden Standard 401(k) Savings Plan

Jostens 401(k) Retirement Plan

Ln Co 401(k) Retirement Savings Plan

Smith Mountain Industries, Inc. 401(k) Plan

The Waddington Group 401(k) Plan

The Plan is effective as of January 1, 2018 (the “Restatement Effective Date”). The portion of the Plan that is not invested at any given time in the Company Stock Fund is designated as a profit sharing plan for purposes of Code Section 401(a)(27)(B). The portion of the Plan that is invested at any given time in the Company Stock Fund is designated as a stock bonus plan, within the meaning of Treasury Regulation Section 1.401-1(b)(1)(iii) and an “employee stock ownership plan” or “ESOP,” within the meaning of Code Section 4975(e)(7), that is designed to invest primarily in Company Stock. The Plan includes a cash or deferred arrangement intended to qualify under Code Section 401(k) and a matching contribution feature intended to satisfy the safe harbor requirements under Treasury Regulation Section 1.401(k)-3(c) and 1.401(m)-3(c). The Plan is intended to qualify under Code Section 401(a), and the trust which is a part of the Plan, is intended to be exempt from federal income tax under Code Section 501(a).

The Plan is intended to be an “ERISA Section 404(c) plan” as defined in Department of Labor Regulations Section 2550.404c-1(b) and an “eligible individual account plan,” within the meaning of ERISA Section 407(d)(3).

ARTICLE I

DEFINITIONS

Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

1.1 “Account” means a Participant’s, Beneficiary’s or Alternate Payee’s account under the Plan, consisting of one or more of the following Sub-Accounts established pursuant to the provisions of Sections 6.1(a) or 6.1(b) on behalf of such individual:

(a)	After-Tax Sub-Account.

(b)	After-Tax Rollover Sub-Account.

(c)	Non-Safe Harbor Employer Sub-Account.

(d)	Pre-Tax Sub-Account.

(e)	Prior Jarden Savings Plan Employer Contribution Sub-Account.

(f)	Prior Jarden Savings Plan New Employer Match Sub-Account.

(g)	Prior Jarden Savings Plan Regular Match Sub-Account.

(h)	Prior Jarden Standard Plan Match Sub-Account.

(i)	Prior Lifoam Employer Contribution Sub-Account.

(j)	Prior Neff Contribution Sub-Account.

(k)	Prior Newell Plan RSP Contribution Sub-Account.

(l)	Prior Plan Pension Sub-Account.

(m)	Prior Quickie Employer Sub-Account.

(n)	Prior Union Retirement Contribution Sub-Account.

(o)	Prior USPC Match Sub-Account.

(p)	Prior Waddington Plan Pre-Tax Sub-Account.

(q)	Prior Waddington Plan Match Sub-Account.

(r)	PR Pre-Tax Sub-Account.

(s)	PR Non-Safe Harbor Sub-Account.

(t)	PR Safe Harbor Match Sub-Account.

(u)	Prior PR RSP Sub-Account.

(v)	QVEC Sub-Account.

(w)	Rollover Sub-Account.

(x)	Roth Sub-Account.

(y)	Roth Rollover Sub-Account.

(z)	Safe Harbor Employer Sub-Account.

1.2 “Alternate Payee” means a Spouse, former Spouse, child or other dependent of a Participant to whom a right to receive all or a portion of the benefits payable with respect to the Participant under the Plan is assigned, in accordance with Code Section 414(p).

1.3 “Annual Addition” means, subject to any exclusions provided under the applicable rules of Code Section 415, the sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(a) Elective Deferrals (other than Catch-up Contributions),

(b) Matching Contributions,

(c) Amounts allocated to an individual medical account as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer,

(d) Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund as defined in Code Section 419(e), maintained by the Employer,

(e) Any other amounts treated as “annual additions” under Code Section 415 and the Treasury Regulations issued thereunder.

The following types of payments shall not be treated as Annual Additions for purposes hereof: Catch-up Contributions, dividends on Company Stock that are reinvested in the Company Stock Fund, the restoration of a Participant’s Account in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(D) or resulting from a repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)), restorative payments within the meaning of Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C) and any other amounts not treated as “annual additions” under Code Section 415 and the Treasury Regulations issued thereunder.

1.4 “Annuity Starting Date” means “annuity starting date” as defined under Code Section 417(f).

1.5 “BAC” means the Newell Operating Company U.S. Benefits Administration Committee or its delegate, as provided for under Article XIII.

1.6 “Beneficiary” means the person, persons, or entity designated or determined pursuant to the provisions of Section 12.1.

1.7 “BIC” means the Newell Operating Company U.S. Benefits Investment Committee or its delegate, as provided for under Article XIII.

1.8 “Board” means the board of directors of the Company or its delegate.

1.9 “Catch-up Contribution” means, in the case of a Participant who will reach at least age 50 on or before the last day of a taxable year, such additional amount of Elective Deferrals that ar permitted under Code Section 402(g)(1)(C).

1.10 “Code” means the Internal Revenue Code of 1986, as amended.

1.11 “Committee” means, as applicable, the GBOC, BAC and/or BIC, subject to their respective charters.

1.12 “Company” means Newell Operating Company, a Delaware corporation, or any successor thereto, or any delegate thereof.

1.13 “Company Stock” means the common stock of Newell Brands Inc.

1.14 “Company Stock Fund” means the Investment Fund maintained to invest primarily in shares of Company Stock.

1.15 “Contribution” means, as applicable, Catch-up Contribution, Matching Contribution, Pre-Tax Contribution, Rollover Contributions and Roth Contribution.

1.16 “Covered Pay” means the Participant’s earnings amount under subsection (a), subject to subsections (b), (c) and (d), as follows:

(a) Earnings. The Participant’s regular pay for services rendered as an Eligible Employee, plus any overtime pay, shift differential pay, vacation pay, holiday pay, sick pay, bereavement leave pay, jury duty pay, short-term disability pay paid by a Participating Employer, commissions and commissions-based pay, any payment classified by a Participating Employer as “call-in pay,” and any lump sum payment received in lieu of an increase in the Participant’s regular pay (as agreed to by a Participating Employer and any collective bargaining unit during the term of the applicable bargaining agreement). Covered Pay also includes any pre-tax elective deferral amounts under Code Sections 125, 132(f) or 402(e)(3).

(b) Excluded Amounts. A Participant’s Covered Pay shall not include the annual performance-based bonus and any other payment classified by a Participating Employer as a “bonus,” reimbursements or other expense allowances (including moving and automobile expenses), cash and noncash fringe benefits, severance pay, all income, including gain or loss, relating to Employer stock or stock options, contributions or benefits under this Plan or any other pension, profit sharing, insurance, hospitalization or other plan or policy maintained by a Participating Employer for his benefit (other than pre-tax elective deferral amounts under Code Sections 125, 132(f) or 402(e)(3) and short-term disability pay paid by a Participating Employer), contributions to a nonqualified deferred compensation plan maintained by a Participating Employer, any distributions from a nonqualified deferred compensation plan and all other nonrecurring, extraordinary or unusual payments.

(c) Post-Severance Earnings. A Participant’s Covered Pay shall exclude any amount paid after the Participant’s Severance From Employment unless such amount (a) is otherwise includible as Covered Compensation, (b) is paid by the later of 2- 1⁄2 months after the Participant’s Severance From Employment or the last day of the Plan Year in which the Severance From Employment occurs, and (c) such payment is either (i) regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), a commission or commissions-based pay, or a similar payment that would have been paid to the Participant prior to the Participant’s Severance From Employment if the Participant had continued in employment with a Participating Employer or (ii) payment for unused accrued sick, vacation or other leave, provided, that, the Participant would have been able to use the leave if employment had continued with a Participating Employer.

(d) Special rule for military service. The Covered Pay of a Participant who is absent from employment as an Eligible Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), will include any differential pay, as defined below, he receives or is entitled to receive from a Participating Employer. For purposes of this paragraph, “differential pay” means any payment described in Code Section 3401(h)(2) as a payment made to the Participant by a Participating Employer, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than thirty (30) days that represents all or a portion of the wages the Participant would have received if he had continued employment with a Participating Employer as an Eligible Employee.

(e) Considered Earnings. A Participant’s Covered Pay shall be based solely on his earnings: (1) as an Eligible Employee (and thereby only from a Participating Employer); and (2) during the portion of the Plan Year he is a Participant. The annual Covered Pay of each Participant taken into account in determining allocations for any Plan Year shall only include otherwise eligible amounts that are paid within that Plan Year or would have been paid within that Plan Year but for an election under Code Section 125, 132(f)(4) or
401(k).

(f) Code Section 401(a)(17) Limit. The annual Covered Pay of each Participant taken into account in determining allocations for any Plan Year shall not exceed $275,000 for 2018, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Covered Pay means Covered Pay during the Plan Year for which allocations are determined. The cost-of-living adjustment in effect for a calendar year applies to annual Covered Pay for the Plan Year that begins with or within such calendar year.

1.17 “Disability” means a physical or mental condition as determined by the Social Security Administration or an Employer-sponsored long-term disability plan.

1.18 “Elective Deferral Agreement” means an agreement by a Participant made pursuant to Section 3.1 to have Elective Deferrals made to the Plan on his behalf.

1.19 “Elective Deferrals” means the Pre-Tax Contributions and Roth Contributions (in each case, including Catch-up Contributions) contributed by a Participating Employer on behalf of a Participant pursuant to the provisions of Sections 3.1 or 3.2.

1.20 “Eligible Employee” means each Employee of a Participating Employer, other than:

(a) an Employee covered by a collective bargaining agreement between employee representatives and an Employer, unless he is in a Participating Union Group;

(b) an Employee who is a nonresident alien and who receives no income from sources within the United States;

(c) a Leased Employee;

(d) Interns (full-time students at an accredited educational institution or anyone else who is designated as an “intern” under the Employer’s personnel policy);

(e) Employees who are residents of Puerto Rico paid on a Puerto Rico payroll; and

(f) any Employee for the period during which he is eligible under a separate 401(k) plan of an Employer.

1.21 “Employee” means any person who is employed by an Employer on a United States payroll, including a Leased Employee, but excluding a person who is classified by the Employer as an independent contractor, consultant or paid out of accounts payable on the books and records of the Employer.

1.22 “Employer” means the Company and all of its Related Employers.

1.23 “Employment Commencement Date” means the first day for which an Employee is entitled to be credited with an Hour of Service.

1.24 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25 “ESOP Feature” means the portion of the Plan, as described in the Introduction to the Plan, that has been designated as an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

1.26 “Expense Account” means the account established pursuant to the provisions of Section 6.1(e).

1.27 “Forfeiture Account” means the account established pursuant to the provisions of Section 8.6.

1.28 “GBOC” means the Newell Operating Company Global Benefits Oversight Committee or its delegate, as provided for under Article XII.

1.29 “Hour of Service” means:

(a) each hour for which an individual is paid or entitled to payment for the performance of duties as an Employee for the Employer;

(b) each hour for which an individual is directly or indirectly paid as an Employee by the Employer or is entitled to payment from the Employer during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or day that the Employee is so paid;

(c) each hour for which an individual has been credited as an Employee with back pay awarded or agreed to by the Employer, irrespective of mitigation of damages, credited to the period to which the award or agreement relates rather than the period in which the award, agreement or payment is made;

(d) in the case of an individual who was a Leased Employee, each hour for which he would be credited with hours of service under subsections (a), (b) or (c) above for his period of employment during which he would have been a Leased Employee but for the requirement that substantially full-time services be performed for at least one year; and

(e) solely for purposes of determining whether a Break in Service has occurred, an approved leave of absence granted by the Employer to the Employee pursuant to the Family and Medical Leave Act, if the Employee returns to work for the Employer at the end of such leave of absence.

Hours of Service shall be credited:

(i) in the case of Hours of Service referred to in subsection (a) above, for the computation period in which the duties are performed;

(ii) in the case of Hours of Service referred to in subsections (b) and (e) above, for the computation period or periods in which the period during which no duties are performed occurs; and

(iii) in the case of Hours of Service for which back pay is awarded or agreed to by the Employer in subsection (c) above, for the computation period or periods to which the award or agreement pertains rather than to the computation period in which the award, agreement or payment is made.

1.30 “Investment Fund” means any fund maintained by the Trustee and referred to in Article VII. For the avoidance of doubt, the Company Stock Fund and Self-Directed Brokerage Accounts shall be considered Investment Funds.

1.31 “Leased Employee” means any person who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.

1.32 “Legacy Account” means an account which was maintained under a Legacy Plan on behalf of a person who was a participant in such plan at any time prior to the Restatement Effective Date, and which was merged into the Plan at the Merger Effective Time.

1.33 “Legacy Plan” means the Newell Rubbermaid 401(k) Savings and Retirement Plan or a Prior Plan, each as in effect immediately prior to the Merger Effective Time, as the context shall require.

1.34 “Limitation Year” means the calendar year.

1.35 “Matching Contribution” means an amount contributed to the Plan by a Participating Employer in accordance with Section 4.1 in respect of a Pre-tax Contribution or Roth Contribution (including, in each case, a Catch-Up Contribution) contributed to the Plan on behalf of a Participant.

1.36 “Merger Effective Time” means 11:59 p.m. Eastern Standard Time on December 31, 2017.

1.37 “Normal Retirement Age” means the date a Participant attains age sixty-five (65).

1.38 “Participant” means any current or former Employee for whom an Account is established under Section 6.1.

1.39 “Participating Employer” means the Company and each Related Employer which, with the permission of, and subject to any conditions imposed by, the Company, adopts this Plan. The Company shall act as the agent of each Participating Employer for all purposes of administration of the Plan.

1.40 “Participating Union Group” means a group of employees covered by a collective bargaining agreement between Employee representatives and a Participating Employer which provides for participation in the Plan. The Participating Union Groups are listed in Appendix C.

1.41 “Plan” means the Newell Brands Employee Savings Plan, as provided herein, and as amended from time to time.

1.42 “Plan Year” means the twelve (12) month period from January 1 through December 31 of each calendar year.

1.43 “Pre-Tax Contribution” means an amount contributed to the Plan by a Participating Employer on behalf of a Participant that is intended to meet the requirements of Code Section 402(e)(3), pursuant to an Elective Deferral Agreement in accordance with Section 3.1.

1.44 “Prior Plan” means a plan intended to meet the qualification requirements of Code Section 401(a) which has been merged with and into the Plan. A list of Prior Plans is set forth in Appendix A.

1.45 “Prior Plan Merger Date” means the effective date as of which a Prior Plan merged into the Plan, as indicated in Appendix A.

1.46 “Prior Plan Participant” means a Participant who was a participant under a Prior Plan, or in the event of his death, his Beneficiary.

1.47 “Qualified Default Investment Alternative” means the Investment Fund(s) selected by the BIC, in accordance with ERISA Section 404(c)(5), to be the fund to which Contributions are to be credited absent a direction by a Participant, Beneficiary or Alternate Payee.

1.48 “Qualified Joint and Survivor Annuity” means an annuity purchased with the proceeds of the Participant’s Prior Plan Pension Sub-Account (or portion thereof, in accordance with the provisions of Section 11.5(a)), if any, as follows:

(a) for a married Participant (determined as of the Annuity Starting Date), an immediate life annuity with continuing payments for the life of his surviving Spouse equal to fifty percent (50%) of the amount of the payments made to the Participant; and

(b) for an unmarried Participant (determined as of the Annuity Starting Date), a single life annuity.

1.49 “Qualified Optional Survivor Annuity” means an annuity purchased with the proceeds of the Participant’s Prior Plan Pension Sub-Account (or portion thereof, in accordance with the provisions of Section 11.5(a)), if any, that provides monthly payments to the Participant for his life, with continuing payments for the life of his surviving Spouse (determined as of the Annuity Starting Date) equal to seventy-five percent (75%) of the amount of the payments made to the Participant, and meets applicable actuarial equivalence requirements under Code Section 417(g).

1.50 “Qualified Preretirement Survivor Annuity” means a single life annuity purchased with the proceeds of the Participant’s Prior Plan Pension Sub-Account, if any, and payable to the Participant’s surviving Spouse. A former Spouse shall be treated as the surviving Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

1.51 “Related Employer” means (i) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; (ii) any trade or business (whether incorporated or unincorporated) that is under common control (as defined in Code Section 414(c)) with the Company; (iii) any member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and (iv) any member of the same group of associated organizations (as defined in Code Section 414(o) of the Code) that includes the Company.

1.52 “Required Beginning Date” means April 1 of the calendar year following the later of:

(a) the calendar year in which the Participant attains age 70 1/2; or

(b) the calendar year in which he leaves the employ of the Employer, unless he is a five percent (5%) owner (as defined in Code Section 416) of the Employer, in which case this subsection (b) shall not apply.

1.53 “Restatement Effective Date” means January 1, 2018, the effective date of the amendment and restatement of the Plan.

1.54 “Rollover Contribution” means an amount contributed to the Plan by an Eligible Employee in accordance with Section 3.3, including a Pre-Tax Rollover Contribution and a Roth Rollover Contribution, as follows:

(a) “Pre-Tax Rollover Contribution” is an amount contributed by the Participant to the Plan pursuant to a rollover of assets in accordance with Section 3.2 of the Plan, other than a Roth Rollover Contribution; and

(b) “Roth Rollover Contribution” is an amount from a designated Roth account described in Code Section 402A(b)(2)(A) under another retirement plan that is contributed by the Participant to the Plan pursuant to a rollover of assets in accordance with Section 3.2 of the Plan and Code Section 402A(c)(3).

1.55 “Roth Contribution” means an Elective Deferral amount contributed by a Participating Employer on behalf of a Participant pursuant to the provisions of Section 3.1, that is intended to be a “designated Roth contribution” under Code Section 402A(c).

1.56 “Section 415 Compensation” of a Participant for any Limitation Year means compensation under Treasury Regulations Section 1.415(c)-2(d)(2) (referred to as short form Section 415 compensation), which is incorporated herein by reference, subject to the following adjustments:

(a) Inclusions. Section 415 Compensation shall include any amount which is contributed by the Participating Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Eligible Employee under Code Sections 125 and 402(e)(3) and, elective amounts that are not includible in the gross income of the Employee by reason of Code Sections 132(f)(4), 402(h)(1)(B), 402(k) and 457(b).

(b) Exclusions. Section 415 Compensation shall exclude any amount paid after a Participant’s Severance From Employment unless such amount (a) is paid by the later of 2- 1⁄2 months after Severance From Employment or the last day of the Limitation Year in which the Severance From Employment occurs, and (b) such payment is regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), a commission, a bonus or other similar payment or vacation pay.

(c) Special rule for military service. The Section 415 Compensation of a Participant who is absent from employment as an Eligible Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), will include any differential pay, as defined below, he receives or is entitled to receive from a Participating Employer. For purposes of this paragraph, “differential pay” means any payment described in Code Section 3401(h)(2) as a payment made to the Participant by a Participating Employer, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than thirty (30) days that represents all or a portion of the wages the Participant would have received if he had continued employment with a Participating Employer as an Eligible Employee.

(d) 401(a)(17) limit. In no event, however, shall the Section 415 Compensation of a Participant taken into account under the Plan for any Limitation Year exceed the limit in effect under Code Section 401(a)(17) ($275,000 for Limitation Years beginning in 2018), subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Limitation Years beginning in such calendar year). If the Section 415 Compensation of a Participant is determined over a period of time that contains fewer than twelve (12) calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Limitation Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is twelve (12); provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than (12) months.

1.57 “Self-Directed Brokerage Account” means a brokerage account provided for under Section 7.3.

1.58 “Severance From Employment” has the meaning provided under Code Section 401(k)(2)(B)(i)(I).

1.59 “Spouse” means any individual lawfully married to a Participant under applicable state or foreign domestic relations laws.

1.60 “Temporary Employee” means an Employee who is classified on the Employer’s Human Resource Information System (or successor such information system) as a “temporary employee.”

1.61 “Trust” or “Trust Fund” means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

1.62 “Trust Agreement” means the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time.

1.63 “Trustee” means the entity appointed by the Company to administer the Trust.

1.64 “Valuation Date” means each business day of the Plan Year.

1.65 “YCC Retail Employee” means an Employee of The Yankee Candle Company, Inc. (“YCC”), as reported on Jarden Corporation’s Human Resource Information System (or successor such information system), who is employed at any of YCC’s retail locations other than in YCC’s “Buyer or Visual Merchandiser Department,” or is a “District Sales Manager.”

1.66 “Year of Eligibility Service” means, subject to subsections (a), (b) and (c) below, (i) the twelve (12) consecutive month period commencing on an Employee’s Employment Commencement Date during which he completes at least one thousand (1,000) Hours of Service or, thereafter, any Plan Year which commences after his Employment Commencement Date during which he completes at least one thousand (1,000) Hours of Service or (ii) if such Employee is credited with less than five hundred and one (501) Hours of Service during any aforementioned measurement periods, the twelve (12) consecutive month period commencing on the date on which he is again credited with an Hour of Service during which he completes at least one thousand (1,000) Hours of Service or, thereafter, any Plan Year which commences after the date on which he is again credited with an Hour of Service during which he completes one thousand (1,000) Hours of Service.

(a) Considered Service. Crediting. An Eligible Employee’s Year of Eligibility Service shall be based on his Hours of Service: (i) as an Employee with the Company and any Related Employer; and (ii) during any prior or current period, including before the Restatement Effective Date. A Year of Eligibility Service shall be credited on the day as of which an Eligible Employee satisfies the one thousand (1,000) Hours of Service requirement during a measurement period referred to in the foregoing provisions of this Section 1.66.

(b) Disregarded Years. An Eligible Employee’s Year of Eligibility Service shall not be disregarded, regardless of the period of time that may elapse between the date, if any, on which such Employee has a Severance from Employment and the date on which he is again credited with an Hour of Service upon his return to employment.

(c) Past Service Credit. Unless otherwise provided by an applicable Appendix, an Eligible Employee shall be credited with Years of Eligibility Service for service with any Related Employer during any prior period, including before the employer became a Related Employer.

ARTICLE II

PARTICIPATION

2.1 Eligibility Requirements and Enrollment.

(a) Existing Participants. An individual who (i) was a participant in a Legacy Plan immediately prior to the Restatement Effective Date and (ii) remains an Eligible Employee on the Restatement Effective Date shall remain a Participant hereunder as of the Restatement Effective Date. The deferral election in effect immediately prior to the Restatement Effective Date of any such individual shall remain in full force and effect.

(b) New Participants—Other than YCC Retail Employees and Temporary Employees. Subject to Section 2.1(c), an individual who is not described in the foregoing subsection (a) shall be eligible to become a Participant on the first date that coincides with or follows the Restatement Effective Date on which he is credited with an Hour of Service as an Eligible Employee.

(c) New Participants—YCC Retail Employees and Temporary Employees.

(i) A YCC Retail Employee or a Temporary Employee who is not described in the foregoing subsection (a) and was an Employee at any time prior to the Restatement Effective Date, but had not at any time prior to the Restatement Effective Date met the eligibility and entry date requirements of the Legacy Plan then sponsored or maintained by his employer, shall be eligible to become a Participant on the latest of (A) the date on which he becomes an Eligible Employee, (B) the Restatement Effective Date, or (C) his completion of one Year of Eligibility Service.

(ii) A YCC Retail Employee or a Temporary Employee who is not described in the foregoing subsection (a), and was an Employee at any time prior to the Restatement Effective Date and had at any time prior to the Restatement Effective Date met the eligibility and entry date requirements of the Legacy Plan then sponsored or maintained by his employer (whether or not he in fact became a participant in such Legacy Plan) shall be eligible to become a Participant on the later of (A) the date on which he becomes an Eligible Employee or (B) the Restatement Effective Date.

(iii) A YCC Retail Employee or a Temporary Employee who was not an Employee at any time prior to the Restatement Effective Date shall be eligible to become a Participant upon the later of (A) his completion of one Year of Eligibility Service or (B) the date on which he becomes an Eligible Employee; provided that if such Employee was previously at any time eligible to participate in the Plan, such Employee shall be eligible to become a Participant on the date on which he becomes an Eligible Employee.

(d) Initial Enrollment. Subject to Section 2.1(a), an Eligible Employee may, at any time on or after meeting the participation requirements of any of the foregoing Sections 2.1(b) or (c), commence to have Elective Deferrals made on his behalf by submitting an Elective Deferral Agreement. Elective Deferrals shall commence as soon as practicable following the date on which the Participant submits such Elective Deferral Agreement, but in no event prior to the date on which he met such foregoing participation requirements. An Elective Deferral Agreement shall include, without limitation, an election to defer Covered Pay as a Pre-Tax Contribution and/or Roth Contribution and have it contributed to the Plan, a Beneficiary designation and an investment direction

(e) Amendment, Suspension or Revocation of Elective Deferral Agreement. A Participant may increase or decrease at any time the percentage of his Elective Deferrals, which change shall be effective as soon as administratively practicable after an Elective Deferral Agreement specifying the change is submitted by the Participant. A Participant may voluntarily suspend Elective Deferrals for an indefinite period of time. Such suspension shall be effective as soon as administratively practicable after the Participant submits an Elective Deferral Agreement specifying such change. A Participant shall not be permitted to make up Elective Deferrals for any period of suspension. A Participant who makes an election to suspend Elective Deferrals pursuant to this subsection may again commence to have Elective Deferrals made on his behalf by submitting an Elective Deferral Agreement, in which case Elective Deferrals shall commence as soon as administratively practicable after the Elective Deferral Agreement is submitted. The BAC, at its election, may amend, suspend or revoke an Elective Deferral Agreement with a Participant at any time if the BAC determines that such amendment, suspension or revocation is necessary to ensure that the contribution limits of Article V are satisfied for the Plan Year.

2.2 Active Participation; Suspension/Termination of Participation.

(a) Active Participant. An active Participant shall be a Participant who has not ceased to be an Eligible Employee.

(b) Inactive Participant. A Participant shall be an inactive Participant upon ceasing to be an Eligible Employee. An inactive Participant shall not be eligible to make a Pre-Tax Contribution, Roth Contribution or other contribution to the Plan, but shall maintain an Account balance.

(c) Former Participant. A Participant shall cease to be a Participant, and shall thereby become a former Participant upon the date his Plan Account is completely distributed or forfeited under the terms of the Plan.

(d) Inactive Puerto Rico Participants. Employees who are residents of Puerto Rico and are paid on a Puerto Rico payroll on or after the Restatement Effective Date, and who were active Participants prior to the Restatement Effective Date, became inactive Participants as of the Restatement Effective Date and are subject to the provisions contained in Appendix D.

2.3 Reemployment of a Participant. If an inactive Participant or former Participant is reemployed as an Eligible Employee, he shall be eligible to participate in the Plan as soon as practicable thereafter.

ARTICLE III

PARTICIPANT CONTRIBUTIONS

3.1 Elective Deferrals.

(a) General. A Participant may elect to reduce his Covered Pay prospectively by any whole percentage between 1% and 75%, on a payroll period basis, and have such amounts contributed on his behalf to the Plan as Elective Deferrals. A Participant may designate all or a portion of such Elective Deferrals as Roth Contributions, and any such designation shall be irrevocable once the Elective Deferral provided for therein has been effected, provided that such designation may be changed prospectively by the Participant by submitting a new Elective Deferral Agreement. In the absence of such designation, any such Elective Deferrals shall be Pre-Tax Contributions. The portion of a Participant’s Elective Deferrals that are Catch-up

Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Section 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch-up Contributions. Roth Contributions by the Participant are included in the Participant’s gross income pursuant to applicable federal income tax law. Automatic increases in Elective Deferrals shall be permitted.

(b) Payroll Withholding. Each Participating Employer shall reduce a Participant’s Covered Pay, on a payroll period basis, in an amount equal to the Elective Deferrals specified under the Participant’s Elective Deferral Agreement and remit such amounts to the Trust.

(c) Remittance of Elective Deferrals to Trust. The Participating Employer shall pay, or shall cause to pay, to the Trustee its Elective Deferrals as of the earliest date on which such amounts can reasonably be segregated from the Participating Employer’s general assets, which date shall not be later than the 15th business day of the month following the month containing the date on which such amounts would otherwise have been payable to the Participants in cash.

(d) Allocation. Pre-Tax Contributions and Roth Contributions made on behalf of a Participant for a payroll period shall be allocated to the Participant’s Pre-Tax Sub-Account or Roth Sub-Account, as the case may be, established in accordance with Section 6.1, as soon as administratively practicable following their receipt by the Trustee.

(e) Elective Deferral Limit. A Participant’s Elective Deferrals, together with his other elective deferrals (as defined in Code Section 402(g)(3)) under any other plan sponsored or maintained by the Employer for any taxable year of the Participant, shall not exceed the amount set forth in Code Section 402(g)(1), as adjusted by the Secretary of the Treasury. For the sake of clarity, in the case of a Participant who will be at least age 50 on or before the last day of the taxable year, the amount set forth in Code Section 402(g)(1) for such taxable year is the combined amounts under Code Sections 402(g)(1)(B) and 402(g)(1)(C), as adjusted by the Secretary of the Treasury. The BAC may limit a Participant’s Elective Deferrals as necessary to comply with the foregoing limit. Any amount contributed to the Plan by a Participating Employer on behalf of a Participant for any Plan Year that is in excess of the limitations set forth in this subsection, adjusted for earnings, gains, and losses allocable thereto, shall be paid directly to the Participant within the time period set forth in Code Section 402(g)(2). If a Participant has excess Elective Deferrals for a taxable year, the distribution of such excess shall be comprised first of Roth Contributions, if any, and then, to the extent an excess remains, from Pre-Tax Contributions.

(f) Elective Deferral Authorization, Suspension. A Participant may authorize Elective Deferrals under Section 3.1(a) at a rate which would exceed the legal maximum dollar amount in effect under Code Section 402(g)(1) for the calendar year, unless otherwise restricted by the BAC. However, a Participant’s Elective Deferrals shall be suspended during the Plan Year if and at the time the Participant’s aggregate Elective Deferrals for the calendar year, together with any elective contributions made under any other plan of the Employer for the calendar year, would exceed the maximum dollar amount in effect under Code Section 402(g)(1) for the calendar year.

3.2 Rollover Contributions.

(a) Pre-Tax Rollover Contributions and Roth Rollover Contributions. An Eligible Employee who has satisfied the eligibility requirements of Section 2.1 and received a distribution of his interest in:

(i) a qualified plan described in Code Section 401(a)

(ii) qualified annuity plan under Code Section 403(a) (only as to Pre-Tax Rollover Contributions);

(iii) an annuity contract described in Code Section 403(b); or

(iv) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state may elect, within sixty (60) days following the date such Eligible Employee receives the distribution, to contribute all or any portion of the amount of such distribution as a Rollover Contribution to the Plan. Any portion of a Rollover Contribution which is attributable to a “designated Roth contribution” under Code Section 402A(c) shall be credited to his Roth Rollover Sub-Account. All other Rollover Contributions shall be credited to his Rollover Sub-Account.

The Trustee may also receive a direct rollover of an eligible rollover distribution (as defined in Code Section 402(c)(4)) from the aforementioned plans or annuity contracts, including a participant loan (in the context of a corporate transaction where the Employer and selling party to the transaction agree). The Plan shall not accept a Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) or Roth IRA described in Code Section 408A. The Plan shall not accept a Rollover Contribution of after-tax sources other than from designated Roth accounts under the aforementioned plans or annuity contracts.

(b) Roth Rollover Contribution – Prior Administrator’s certification. A Roth Rollover Contribution from a qualified plan described in Code Section 401(a), annuity contract described in Code Section 403(b) or eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state shall be accepted by the Plan, provided that the administrator of the transferring plan or annuity contract provides a written certification that either:

(i) shows the first year of the five year period described in Code Section 402A(d)(2)(B) and the portion of the distribution that consists of the Participant’s Roth contributions (i.e., the Participant’s “tax basis”); or

(ii) states that the distribution to the Participant is a “qualified distribution” within the meaning of Code Section 402A(d)(2).

(c) Tax Qualified Status of Transferring Plan. The Plan shall seek to verify the tax qualified status of the transferring plan or annuity contract and compliance with any applicable provisions of the Code relating to Rollover Contributions. Rollover Contributions shall be received in cash.

(d) Remittance of Rollover Contributions to Trust. Rollover Contributions made pursuant to this Section shall be remitted to the Trustee.

(e) Allocation. The amount contributed or transferred to the Plan pursuant to this Section shall be credited to the Participant’s Pre-Tax Rollover Sub-Account or Roth Rollover Contribution Sub-Account, as the case may be, established in accordance with Section 6.1, as soon as administratively practicable following receipt of such contributions by the Trust Fund.

ARTICLE IV

MATCHING CONTRIBUTIONS

4.1 Matching Contributions.

(a) Amount of Matching Contribution. Subject to an alternative Matching Contribution for a Participating Union Group listed on Appendix C, for each payroll period, each Participating Employer shall cause to be contributed on behalf of each of its Eligible Employees who has an Elective Deferral Agreement in effect for such payroll period a Matching Contribution in an amount equal to one hundred percent (100%) of such Participant’s Elective Deferrals for such payroll period, up to six percent (6%) of such Participant’s Covered Pay for such payroll period.

(b) Remittance of Matching Contributions to Trust. Matching Contributions made pursuant to this Section for a Plan Year shall be remitted to the Trustee within the period of time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which corresponds to such Plan Year.

(c) Allocation of Matching Contributions to Participants. Matching Contributions made on behalf of a Participant shall be allocated to the Participant’s Safe Harbor Employer Sub-Account, as the case may be, established in accordance with Section 6.1, as soon as administratively practicable following receipt of the Matching Contributions by the Trustee. An allocation pursuant to this Section shall be made only to the Safe Harbor Employer Sub-Account of a Participant whose Covered Pay was reduced through payroll deductions pursuant to an Elective Deferral Agreement in effect for the applicable payroll period.

(d) Safe Harbor Matching Contribution. The Matching Contribution feature under Section 4.1(a) is intended to comply with the safe harbor provisions of Code Sections 401(k)(12)(B)(iii) and 401(m)(11)(B). Accordingly, the BAC shall deliver a safe harbor notice in a manner consistent with Code Section 401(k)(12)(D) and Treasury Regulations thereunder and in its discretion take any other action to ensure continued satisfaction of such safe harbor provisions.

ARTICLE V

CONTRIBUTION LIMITATIONS

5.1 Average Deferral Percentage (ADP) Test.

The Plan shall be treated as satisfying the average deferral percentage test requirements of Code Section 401(k)(3)(A)(ii), since the Matching Contribution feature under Section 4.1(a) complies with the safe harbor provisions of Code Section 401(k)(12)(B)(iii).

5.2 Average Contribution Percentage (ACP) Test.

The Plan shall be treated as satisfying the average contribution percentage test requirements of Code Section 401(m)(3), since the Matching Contribution feature under Section 4.1(a) complies with the safe harbor provisions of Code Section 401(m)(11)(B).

5.3 Maximum Annual Additions.

(a) The maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of (a) the amount set forth in Code Section 415(c)(1)(A), as adjusted for increases in the cost-of-living under Code Section 415(d) ($55,000 for Limitation Year 2018), or (b) 100 percent of the Participant’s Section 415 Compensation for the Limitation Year.

(b) If the BAC determines that the amount of a Participant’s Annual Additions exceed the limitations set forth herein, the excess amounts shall be corrected as permitted under the Internal Revenue Service’s Employee Plans Compliance Resolution System, including any successor system or program thereto, or pursuant to any other available guidance from the Internal Revenue Service or U.S. Department of the Treasury.

ARTICLE VI

ACCOUNTS AND TRUST

6.1 Maintenance of Accounts.

(a) For each current or former Employee, whether or not an Eligible Employee, who has a Legacy Account on the Restatement Effective Date, the BAC shall cause to be created and maintained an Account and, to the extent necessary, one or more Sub-Accounts. The BAC shall cause to be credited to each of such current or former Employee’s Sub-Accounts such portion of such Legacy Account in accordance with the provisions of Appendix B. For each such current or former Employee who also has an Elective Deferral Agreement in effect at any time on or after the Restatement Effective Date, the BAC shall cause to be created and maintained such additional Sub-Accounts, if any, as necessary.

(b) For each Eligible Employee who does not have a Legacy Account on the Restatement Effective Date, the BAC shall cause to be created and maintained an Account and, to the extent necessary, one or more Sub-Accounts.

(c) For each Alternate Payee or Beneficiary who has a Legacy Account on the Restatement Effective Date, the BAC shall cause to be created and maintained an Account and, to the extent necessary, one or more Sub-Accounts. The BAC shall cause to be credited to each of such individual’s Sub-Accounts such portion of such Legacy Account in accordance with the provisions of Appendix B.

(d) The BAC shall create and maintain a Forfeiture Account in the event that such an Account is required pursuant to Article VIII.

(e) The BAC shall create and maintain an Expense Account to which shall be credited the annual administrative fee charged to Participant Accounts pursuant to Section 6.5.

(f) The BAC may delegate the responsibility for the maintenance of the Accounts to a record keeper.

6.2 Allocations and Adjustments to Accounts. As of each Valuation Date, the Trustee shall determine the balance of the Account of each Participant based on amounts credited from the Legacy Accounts, contributions made under the provisions of the Plan, the allocation of earnings, losses and expenses and reductions for distributions and withdrawals made under the Plan.

6.3 Custody of Assets. The Trustee shall be the custodian of all of the assets of the Trust, shall accept and receive all assets paid to it from time to time by, or on behalf of, the Participating Employers pursuant to the terms of the Trust, and shall hold, invest, reinvest, manage and administer those assets and the incremental earnings and income thereof as the Trust Fund for the exclusive benefit of Participants and their Beneficiaries as provided in Section 17.18.

6.4 Purpose of Trust Fund. The Trust Fund shall be maintained for the purposes of the Plan and the assets thereof will be held, invested, administered and distributed in accordance with the terms of the Trust.

6.5 Reasonable Plan Administration Expenses.

(a) An annual administrative fee, in such amount as shall be determined by the BAC, shall be charged to the Account of each Participant as of the last day of each quarter in a Plan Year and credited to the Expense Account to pay reasonable expenses incurred in the administration of the Plan.

(b) All reasonable expenses incurred in the administration of the Plan shall be, to the maximum extent permissible paid first from the Expense Account and then from the Forfeiture Account, provided, that, reasonable expenses relating to an individual Participant’s Account that are paid from the Trust Fund may be charged, in the discretion of the BAC, to that Participant’s Account.

(c) Any amounts remaining in the Expense Account as of the end of a Plan Year shall be allocated per capita to each Employee, whether or not a Participant, who has satisfied the Plan’s eligibility requirements under Section 2.1 not later than the last day of such Plan Year and is an Eligible Employee on the last day of such Plan Year and credited to such Participant’s Non-Safe Harbor Employer Sub-Account.

ARTICLE VII

INVESTMENT FUNDS

7.1 Investment Funds Established.

(a) The Plan shall offer at least three (3) Investment Fund options, in addition to the Company Stock Fund and Self-Directed Brokerage Accounts. At least three (3) such additional Investment Funds shall be diversified and shall have materially different risk and return characteristics, in accordance with Code Section 401(a)(35).

(b) The BIC shall have the responsibility for selecting all Investment Fund options under the Plan including, without limitation, the Company Stock Fund and Self-Directed Brokerage Accounts. The BIC may delegate its responsibility for selecting all Investment Fund options under the Plan (other than the Company Stock Fund and Self-Directed Brokerage Accounts) to an investment manager (within the meaning of ERISA Section 3(38)).

(c) The investment manager appointed by the BIC in accordance with Section 7.1(b) above, and subject to the requirements of Section 7.1(a) above, may establish in its sole discretion from time to time one or more Investment Funds or remove one or more Investment Funds from the Plan (in each case, other than the Company Stock Fund or Self-Directed Brokerage Accounts).

(d) A Participant, Beneficiary or Alternate Payee may direct the investment of his Account among the Investment Funds, subject to the terms of Section 7.5. The Plan shall permit a Participant to make separate investment directions with respect to the Participant’s Roth Sub-Account and Roth Rollover Sub-Account, if any, on the one hand, and all Sub-Accounts other than the Participant’s Roth Sub-Account and Roth Rollover Sub-Account on the other.

(e) The BAC shall cause to be furnished to Participants, Beneficiaries and Alternate Payees descriptions of the Investment Funds. In addition, the BAC shall cause to be furnished to all such persons such other information as may be reasonably required by an investor to make an informed decision, and to otherwise comply with the requirements of Code Section 404(c).

7.2 Investment Funds. The balance of each Participant’s, Beneficiary’s and Alternate Payee’s Account will be invested among the various Investment Funds, subject to the terms of Section 7.5. Each Investment Fund may be invested as a single fund, however, without segregation of its assets to the Accounts of Participants, Beneficiaries and Alternate Payees.

7.3 Self-Directed Brokerage Accounts. In addition to the Investment Funds made available under the Plan, the BIC shall cause to be made available two Self-Directed Brokerage Accounts—(a) one for a Participant’s, Beneficiary’s and Alternate Payee’s Roth Sub-Account (if any) and Roth Rollover Sub-Account (if any), and (b) another for all of the Participant’s,

Beneficiary’s and Alternate Payee’s other Sub-Accounts. Under the Self-Directed Brokerage Accounts, a Participant, Beneficiary or Alternate Payee shall select the underlying investments for investment of such Sub-Accounts. The BIC may limit or cause to be limited the investments available under the Self-Directed Brokerage Accounts. The BIC may limit the availability of the Self-Directed Brokerage Accounts to Participants, Beneficiaries and Alternate Payees who have a balance in excess of a uniform minimum dollar amount determined by the BIC.

7.4 Initial Investment.

(a) All Plan Contributions and, subject to subsection (b) below, all amounts transferred from the Legacy Plans, received by the Trustee shall be credited initially to the portion of the Plan that is not comprised of the ESOP Feature, and thereafter, among the Investment Funds selected by the Participant, Beneficiary or Alternate Payee, and if none, to the Qualified Default Investment Alternative.

(b) The portion of a Participant’s Legacy Accounts that is invested in the company stock fund under the Newell Rubbermaid 401(k) Savings and Retirement Plan immediately prior to the commencement of the “blackout period” (under Section 101(i) of ERISA) under such plan at 4pm EST on December 22, 2017 shall be, following the end of the blackout period, initially credited to the portion of the Plan that is comprised of the ESOP Feature and invested in the Company Stock Fund.

7.5 Self-Directed Investment of Accounts.

(a) Subject to the following limitations, each Participant shall direct that all Contributions that are made by or on behalf of the Participant to the Plan and the Participant’s Account be invested in one or more of the Investment Funds. In the event of the Participant’s death, the Participant’s Beneficiary shall have the authority to direct the investment of the Participant’s Account. In the event that the Participant’s Account is split in favor of an Alternate Payee pursuant to a Qualified Domestic Relations Order, the Alternate Payee shall have the authority to direct the investment of the Account established for the Alternate Payee.

(b) A Participant shall not be permitted to direct that more than twenty percent (20%) of all Contributions for any payroll period that are made on behalf of the Participant, or more than twenty percent (20%) of any Rollover Contribution made by the Participant, be invested in the Company Stock Fund. A Participant shall not be permitted to direct that more than ninety-five percent (95%) of all Contributions for any payroll period that are made on behalf of the Participant, or more than ninety-five percent (95%) of any Rollover Contribution made by the Participant, be invested in the Self-Directed Brokerage Accounts.

(c) Absent a Participant investment direction, all Contributions that are made by, or on behalf of, the Participant, shall be invested in the Qualified Default Investment Alternative for the Plan.

(d) Each Participant shall have the right to modify the investment direction made under subsection (a) above with respect to subsequent Contributions under the Plan.

(e) Subject to subsections (f) and (g), and further in compliance with Code Section 401(a)(35), each Participant, Beneficiary or Alternate Payee shall have the right to direct that the portion of his Account held in any Investment Fund be transferred, in whole or in part, to any other Investment Fund.

(f) A Participant, Beneficiary or Alternate Payee shall only be permitted to transfer (by exchange, rebalancing or otherwise) any portion of his Account that is invested in an Investment Fund other than the Company Stock Fund to the Company Stock Fund, to the extent that doing so will not cause the percentage of the Participant’s, Beneficiary’s or Alternate Payee’s Account that is invested in the Company Stock Fund to exceed twenty percent (20%) of his Account.

(g) A Participant, Beneficiary or Alternate Payee shall only be permitted to transfer (by exchange, rebalancing or otherwise) any portion of his Account that is invested in an Investment Fund other than the Self-Directed Brokerage Accounts to the Self-Directed Brokerage Accounts, to the extent that doing so will not cause the percentage of the Participant’s, Beneficiary’s or Alternate Payee’s Account that is invested in the Self-Directed Brokerage Accounts to exceed ninety-five percent (95%) of his Account.

(h) Any direction given by the Participant, Beneficiary or Alternate Payee regarding the investment of his Account shall be effective as soon as practicable after it is submitted.

7.6 Company Stock.

(a) The Company Stock Fund may from time to time acquire, hold and dispose of Company Stock and cash for the Company Stock Fund in accordance with the directions of Participants. The Trustee shall take reasonable efforts to retain approximately between 0.5% and 3% of the total value of such fund as of any Valuation Date in cash. Cash held by the Company Stock Fund shall be invested in a money market fund or in such other manner as the BIC may from time to time approve.

(b) The Company Stock Fund shall, to the extent possible, regardless of market fluctuations, purchase, retain and sell Company Stock only to permit distributions and transfers from and investments in the Company Stock Fund. The Company Stock and cash held by the Plan for the Company Stock Fund shall be allocated to the Account of each Participant in proportion to such Participant’s investment in the Company Stock Fund. Subject to Section 17.24(d), dividends and other distributions (if any) received by the Plan with respect to Company Stock held for the Company Stock Fund shall be reinvested in the Company Stock Fund by the Trustee.

(c) All voting, tender and similar rights appurtenant to Company Stock allocated to a Participant’s Account shall be passed through to the Participant. The Participant shall direct the Trustee as to the exercise of such rights and, upon timely receipt of a valid direction, the Trustee shall exercise such rights as directed by the Participant in accordance with the Trust Agreement, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA. In the absence of a timely and valid affirmative exercise of voting rights by a Participant, Company Stock allocated to a Participant’s Account will be voted in the same proportions as Company Stock for which the Trustee has received timely and valid instructions from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA. With respect to the exercise of all other rights appurtenant to Company Stock allocated to a Participant’s Account, including tender offer rights, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such shares shall be deemed to have directed the Trustee not to sell, offer to sell, exchange, dispose of or take any other affirmative action with respect to such shares, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.

(d) Procedures shall be established and maintained to ensure the confidentiality of all information regarding a Participant’s investment in the Company Stock Fund, including but not limited to the Participant’s exercise of voting, tender and similar rights appurtenant to Company Stock allocated to his Account, except to the extent necessary to comply with federal law or state law not preempted by ERISA. The BAC is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the BAC determines that a particular situation exists which involves a potential for undue influence by a Participating Employer upon Participants and Beneficiaries with respect to the exercise of rights appurtenant to Company Stock held in the Company Stock Fund, the BAC shall designate an independent fiduciary, who shall not be a director, officer, employee or affiliate of the Company, to assume responsibility for all activities under this Section 7.6.

(e) All investments in the Company Stock Fund by Participants shall comply with the requirements of Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. 78p and accompanying rules issued by the Securities and Exchange Commission. In addition, Participants are bound by and shall at all times comply with the insider trading policies of the Company with respect to all investment decisions concerning the Company Stock Fund.

(f) Investment by Participants, Beneficiaries and Alternate Payees in the Company Stock Fund shall at all times be subject to such additional restriction and administrative procedures as may from time to time be imposed by the BAC.

ARTICLE VIII

VESTING

8.1 Participant Vesting.

(a) Sub-Accounts Other Than Legacy Sub-Accounts. Each Participant shall be fully vested in each of his Sub-Accounts, other than any Sub-Account to which all, or any portion of his Legacy Account is credited (his “Legacy Sub-Accounts”) under Section 6.1(a).

(b) Legacy Sub-Accounts.

(i) Each Participant who is credited with an Hour of Service on the Restatement Effective Date, shall be fully vested in each of his Legacy Sub-Accounts.

(ii) Each Participant with a partially vested Legacy Sub-Account on the Restatement Effective Date (a “Partially Vested Legacy Sub-Account”) who is not credited with an Hour of Service on the Restatement Effective Date shall have the vested and forfeitable portions of his Legacy Sub-Accounts determined as follows:

(A) The extent to which he is vested in each Legacy Sub-Account on the Restatement Effective Date shall be determined under the corresponding vesting provisions of the Legacy Plan under which his Legacy Account was maintained immediately prior to the Merger Effective Time.

(B) Any forfeiture of the unvested portion of a Partially Vested Legacy Sub-Account after the Restatement Effective Date shall be determined in accordance with the Legacy Plan under which his corresponding Legacy Account had been maintained, determined as if such Legacy Plan had instead remained in full force and effect, as a separate plan, on and after the Merger Effective Time.

(C) If he returns to employment before the unvested portion of any given Partially Vested Legacy Sub-Account is forfeited, he shall be fully vested in such Partially Vested Legacy Sub-Account upon again being credited with an Hour of Service.

(D) If he returns to employment after the unvested portion of any given Partially Vested Legacy Sub-Account is forfeited under paragraph (B), upon being again credited with an Hour of Service, the previously forfeited portion of such Partially Vested Legacy Sub-Account (with no adjustment for earnings or losses, and with neither an obligation or right to repay any prior distribution of such Partially Vested Legacy Sub-Account) shall be reinstated to the extent required under the Legacy Plan under which his corresponding Legacy Account had been maintained, determined as if such Legacy Plan had instead remained in full force and effect, as a separate plan, on and after the Merger Effective Time.

(E) All such reinstated amounts shall be fully vested and shall be credited to such Sub-Accounts, if any, as are already maintained for such Employee and such additional Sub-Accounts as are caused to be established by the BAC for this purpose in accordance with the provisions of Appendix B.

8.2 Restoration of Legacy Account Forfeitures occurring before the Restatement Effective Date. If an individual who:

(a) was an Employee prior to the Restatement Effective Date,

(b) had a Legacy Account any portion of which was forfeited, prior to the Restatement Effective Date, in accordance with the provisions of the Legacy Plan under which his Legacy Account was maintained, and

(c) is credited with an Hour of Service on or after January 1, 2018,

such previously forfeited portion of such Legacy Account (with no adjustment for earnings or losses, and with neither an obligation or right to repay any prior distribution from such Legacy Plan) shall be reinstated to the extent otherwise required in accordance with the corresponding forfeiture restoration provisions of the Legacy Plan under which his Legacy Account had been maintained, determined as if such Legacy Plan had instead remained in full force and effect, as a separate plan, on and after the Merger Effective Time. All such reinstated amounts shall be fully vested and shall be credited to such Sub-Accounts, if any, as are already maintained for such Employee and such additional Sub-Accounts as are caused to be established by the BAC for this purpose in accordance with the provisions of Appendix B.

8.3 Employees on Approved Military Leave as of January 1, 2018 Who Die While Performing Qualified Military Service. For purposes of the provisions of Section 8.1(b) and 8.2, an Employee who is absent from employment because of qualifying military service and dies after December 31, 2017, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994), shall be treated as having returned to employment with the Employer immediately prior to his death and as having died while employed by the Employer.

8.4 Alternate Payee and Beneficiary Vesting. Each Alternate Payee and Beneficiary shall be fully vested in his Account established under Section 6.1(c).

8.5 Forfeitures arising out of Missing Participants, Beneficiaries and Alternate Payees. If a Participant, Beneficiary or Alternate Payee cannot be located within a reasonable period following a diligent search, or the Plan makes a distribution to a Participant, Beneficiary or Alternate Payee in the form of a check which is uncashed, the BAC may forfeit the missing Participant’s, Beneficiary’s or Alternate Payee’s, subject to reinstatement in accordance with Section 11.9.

8.6 Forfeiture Account. The BAC shall cause to be established an account to which shall be credited all amounts forfeited from an individual’s Account pursuant to the provisions of Section 8.1(b)(ii)(B), as well as all amounts, if any, previously held under any Legacy Plan forfeiture account.

8.7 Application of Forfeitures. Any amounts held under the Forfeiture Account shall be applied to reinstate forfeitures under Sections 8.1(b)(ii)(D) and 8.2, to pay any Plan administration expenses, or to reduce any future Employer Contributions required under the Plan, as determined and directed by the BAC.

ARTICLE IX

PARTICIPANT LOANS

9.1 Loans to Participants.

(a) Account. Participant loans shall be available on such terms and conditions as are set forth in this Article and such additional terms and conditions imposed by the BAC and set forth in separate loan guidelines, which loan guidelines are incorporated herein by reference. The BAC shall direct the Trustee to make a loan to a Participant who is in active employment with a Participating Employer in accordance with the terms of this Article and may be made from his Account other than his Prior Plan Pension Sub-Account or his QVEC Sub-Account.

(b) Loan Limitations. Such loans shall be in amounts that do not in the aggregate exceed the amount set forth in Section 9.2.

(c) Investment Fund. The loan shall be funded ratably among all Investment Funds (other than the Self-Directed Brokerage Accounts and any Investment Fund from which the loan cannot be funded due a restriction on the liquidation of assets in such Investment Fund) in which the borrowing Participant’s Account is invested at the time of the loan, provided that no loan shall be funded from the QVEC Sub-Account or the Prior Plan Pension Sub-Account. Principal and interest payments on a loan shall be allocated in accordance with Section 9.4(e).

(d) BAC. The BAC may impose such additional uniform and nondiscriminatory requirements upon Participants applying for loans as the BAC may determine. Any such requirements shall be identified in separate loan guidelines that are incorporated herein by reference

(e) Loans Outstanding as of the Restatement Effective Date. Any loan outstanding as of the Restatement Effective Date under the Plan or Prior Plan shall remain subject to the terms and conditions of the documents evidencing such loan and the Plan or Prior Plan under which it was taken (“Grandfathered Loan”). Any such Grandfathered Loan shall, nevertheless, count against the one-loan limit under Section 9.4(a)(ii).

9.2 Maximum Loan Amount. In no event shall any loan made pursuant to this Article to any Participant be in an amount that, when added to the outstanding aggregate balance of all other loans made to such Participant under this Plan and all other qualified employer plans (as defined in Code Section 72(p)(4) without regard to subsection (2)(D) thereof) maintained by the Employer, exceed the lesser of:

(a) Fifty thousand dollars ($50,000), reduced by the excess (if any) of

(i) the highest outstanding balance of loans from the Plan and such other qualified plans to the Participant during the one-year period ending on the day before the date such loan is made, over

(ii) the outstanding balance of loans from the Plan and such other qualified plans to the Participant on the date on which such loan is made, or

(b) Fifty percent (50%) of the vested portion of the balance of such Participant’s Account (including any amounts in his Prior Plan Pension Sub-Account but excluding any amounts in his QVEC Sub-Account), determined as of the Valuation Date next preceding the processing of the loan.

9.3 Repayment of Loans. All loans made under this Article shall mature and be payable in full on a date elected by the borrowing Participant that is within five years after the date such loan is made, except that a loan used to acquire any dwelling unit that within a reasonable time after the loan is made is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within ten (10) years after the date such loan is made.

9.4 Terms.

(a) Loans to Participants shall be made according to the following terms:

(i) The minimum principal amount of any loan, at the time it is made, shall be $1,000.

(ii) No more than one loan may be outstanding from the Plan to a Participant at any time, provided, that a defaulted loan and Grandfathered Loan referred to in Section 9.1(e) shall count against the one-loan limit.

(iii) The loan shall be secured by no more than 50% of the vested portion of the borrowing Participant’s Account (including any amounts in his Prior Pension Sub-Account but excluding any amounts in his QVEC Sub-Account).

(iv) Interest shall be set at the U.S. prime rate plus one percent (1%), on a monthly basis, as reported by Reuters; provided, that, during the period of a Participant’s military leave of absence, the interest rate on the loan shall not exceed six percent (6%) per year, if the Participant provides to the BAC written notice and a copy of the military orders to which the military leave of absence relates no later than one hundred and eighty (180) days after the Participant’s release from military service, all in accordance with and subject to applicable provisions of the Servicemembers Civil Relief Act.

(v) Subject to paragraph (vi) below, payments of principal and interest by an active Participant shall be made through payroll deductions, which deductions shall be irrevocably authorized by the borrowing Participant by a method approved by the BAC at the time the loan is made to him, and such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof on a substantially level basis in equal quarterly or more frequent installments. Except as provided in subsection (a)(6) below, payments of principal and interest by an inactive Participant shall be made by a method approved by the BAC in equal quarterly or more frequent installments. All payments of principal and interest shall be allocated to the Account of the Participant to whom the loan was made.

(vi) A Participant who is absent from employment with the Employer for a period during which he performs services in the uniformed services (as defined in chapter 43 of title 38 of the United States Code), may suspend the repayment of any outstanding loans, which period of suspension shall not be taken into account for purposes of applying Section 9.3, provided that all of the following requirements are met:

(A) Payments resume upon completion of such military service;

(B) Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(C) Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(D) The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article, extended by the period of such military service.

(vii) The borrowing Participant shall have the right to prepay all (but not a portion) of the interest and principal of such loan without penalty.

(viii) The loan shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the BAC shall determine.

(ix) The BAC may charge a borrowing Participant such reasonable administrative fees with respect to each loan as the BAC shall, in its discretion, decide.

(b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon shall, immediately become due and payable without further notice or demand if, with respect to the borrowing Participant, any of the following events of default occurs:

(i) Any payments of principal or accrued interest on the loan remain due and unpaid as of the last day of the calendar quarter following the calendar quarter in which the loan payment was due and payable under the terms of the loan.

(ii) Subject to subsection (c), a Participant’s Severance From Employment, subject to a grace period that ends on the last day of the calendar quarter following the calendar quarter in which the Severance from Employment occurred.

Any payments of principal or interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate of interest of the loan. The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act or enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this subsection.

(c) If the Company (or any of the other Employers) sells, transfers or otherwise divests itself of ownership of any business unit, business operation, subsidiary or affiliate to or into a legal entity that is less than 80% owned (directly or indirectly) by the Company (or any of the other Employers), a Participant who, in connection with such corporate transaction becomes employed by a post-transaction entity that is less than 80% owned (directly or indirectly) by the Company (or any other Employer) and who has an outstanding loan under the Plan may be permitted to keep the loan outstanding in accordance with its terms by electing to directly roll over such outstanding loan from the Plan to a qualified plan maintained by such post-transaction employer or a post-transaction affiliate or subsidiary of such employer, subject to such terms and conditions as shall be imposed by the BAC. Any other loan may not be rolled over.

(d) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the BAC shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan. Notwithstanding the preceding sentence, in no event shall either the Trustee or the BAC reduce the amount in the Participant’s Pre-Tax Sub-Account or Roth Sub-Account at any time prior to the first to occur of the Participant’s Severance From Employment or attainment of age 59-1/2. A Participant shall be permitted to repay a defaulted loan in accordance with such procedures as established by the BAC.

(e) If (i) an event of default (specified in subsection (b) above) occurs; and (ii) an event occurs pursuant to which the Participant, his estate or his Beneficiaries will receive a distribution from the Account of such Participant under the provisions of the Plan, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan, be made to the Trustee as payment on the loan. No subsequent distribution shall be made to a Participant, or his estate or his Beneficiaries, from his Account in an amount greater than the excess of the portion of such Account otherwise distributable over the aggregate of the amounts owing with respect to such loan plus interest, if any, thereon.

(f) The Account of a Participant shall, to the extent used to fund such loan, not participate in the allocation of earnings and losses pursuant to Article VII. All principal and interest paid by a Participant with respect to a loan shall be credited to the borrowing Participant’s Account and shall not be allocated pursuant to Article VII as earnings of the Investment Funds. All payments of principal and interest made by a Participant with respect to a loan shall be allocated to one or more of the Investment Funds in the same ratio as the allocation of the Participant’s Elective Deferrals to such Investment Funds that is in effect at the time such payment is received by the Trustee. If no such allocation direction is in effect at the time such payment is received, the payments shall be allocated based upon the last such direction in effect for such Participant.

9.5 Rollover of Loans from Another Employer-Sponsored Qualified Plan. If a legal entity that is less than 80% owned (directly or indirectly) by any Employer sells, transfers or otherwise divests itself of ownership of any business unit, business operation, subsidiary or affiliate to or into an Employer, then each person who, in connection with such corporate transaction, becomes employed by an Employer and who has an outstanding loan balance under a qualified plan that continues to be maintained by the seller or an affiliate of the seller (the “Seller Plan”) may keep the loan outstanding in accordance with its terms by electing to directly roll over such outstanding loan, subject to such terms and conditions established by the BAC. Any such loan that is rolled over into the Plan shall count against the one-loan limit under Section 9.4(a)(2).

ARTICLE X

IN-SERVICE WITHDRAWALS

10.1 Hardship Withdrawals.

(a) Hardship. The BAC may, upon the request of a Participant at any time prior to his Severance From Employment, direct the Trustee to make a lump sum distribution to him of all or a portion of his eligible Sub-Accounts under subsection (b) below if such distribution is on account of a hardship suffered by the Participant under subsection (c) below.

(b) Sub-Accounts. A hardship withdrawal under subsection (a) above shall be permitted from the balance of a Participant’s Pre-Tax Sub-Account (excluding earnings after December 31, 1988), Prior Waddington Plan Pre-Tax Sub-Account (excluding all earnings), Non-Safe Harbor Employer Sub-Account, Prior Waddington Plan Match Sub-Account, Prior Neff Contribution Sub-Account, Prior Newell Plan RSP Contribution Sub-Account, Prior Union Retirement Contribution Sub-Account, Prior Jarden Standard Plan Match Sub-Account, Prior USPC Match Sub-Account, Prior Lifoam Employer Contribution Sub-Account, Prior Jarden Savings Plan New Employer Match Sub-Account, Prior Jarden Savings Plan Employer Contribution Sub-Account and Roth Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

(c) PR Participant Account. A hardship withdrawal under subsection (a) above shall be permitted from the balance of a Puerto Rico Participant’s PR Pre-Tax Sub-Account (excluding earnings after December 31, 1988), Prior PR RSP Sub-Account, and PR Non-Safe Harbor Employer Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

(d) Hardship Reasons. A “hardship” withdrawal shall be limited to the following purposes:

(i) Expenses previously incurred or necessary for medical care (that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit) of the Participant, the Participant’s Spouse, children, dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or Beneficiary;

(ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) Payment of tuition, room and board and related educational fees for the next twelve months of post-secondary education for the Participant, his Spouse, children, dependent (as defined in Code 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or Beneficiary;

(iv) Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v) Payment of funeral or burial expenses for the Participant’s deceased parent, Spouse, child, dependent (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)) or Beneficiary;

(vi) Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); and

(vii) subject to Appendix D, any other expense deemed a hardship by the Commissioner of Internal Revenue as set forth in a Revenue Ruling, Notice or other document of general applicability.

(e) Additional Requirements. A hardship withdrawal shall be subject to the following:

(i) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant, which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

(ii) The Participant shall first obtain all distributions (including dividend distributions to the extent available pursuant to Section 17.24(d)), other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer; and

(iii) The Participant’s Elective Deferrals shall be suspended under the Plan and all other deferred compensation plans maintained by the Employer (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(F)) for six (6) months after his receipt of the hardship distribution.

10.2 Anytime Withdrawals.

(a) Withdrawal. A Participant may elect at any time prior to his Severance From Employment to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made.

(b) Sub-Accounts. Subject to subsections (b) and (c), a withdrawal under subsection (a) above shall be available from a Participant’s After-Tax Sub-Account, After-Tax Rollover Sub-Account, Prior Jarden Savings Plan Regular Match Sub-Account, Prior Quickie Employer Sub-Account, QVEC Sub-Account, Rollover Sub-Account and Roth Rollover Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

10.3 Age 55 Withdrawals.

(a) Withdrawal. A Participant between the ages of 55 and 59-1/2 may elect at any time prior to his Severance From Employment, to make one withdrawal from his eligible Sub-Account under subsection (b) below determined as of the Valuation Date immediately preceding the date the withdrawal is made.

(b) Sub-Accounts. A withdrawal under subsection (a) above shall be available from the portion of a Participant’s Prior USPC Match Sub-Account that is not invested in the Self-Directed Brokerage Accounts under Section 7.3.

(c) Prior Withdrawal Under the Jarden Corporation Savings and Retirement Plan. A withdrawal taken by a Participant from the Prior USPC Employer Match account under the Jarden Corporation Savings and Retirement Plan between the ages of 55 and 59-1/2 shall count against the one-withdrawal limit under subsection (a).

10.4 Age 59 1/2 Withdrawals.

(a) Withdrawal. A Participant who has attained the age of 59-1/2 may elect at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date immediately preceding the date the withdrawal is made.

(b) Sub-Account. A withdrawal under subsection (a) above shall be permitted from the balance of his Non-Safe Harbor Employer Sub-Account, Safe Harbor Employer Sub-Account, Pre-Tax Sub-Account, Prior Jarden Savings Plan Employer Contribution Sub-Account, Prior Jarden Savings Plan New Employer Match Sub-Account, Prior Jarden Standard Plan Match Sub-Account, Prior Lifoam Employer Contribution Sub-Account, Prior Neff Contribution Sub-Account, Prior Newell Plan RSP Contribution Sub-Account, Prior Union Retirement Contribution Sub-Account, Prior USPC Match Sub-Account, Prior Waddington Plan Match Sub-Account, Prior Waddington Plan Pre-Tax Sub-Account, Roth Sub-Account, PR Non-Safe Harbor Sub-Account, PR Pre-Tax Sub-Account, Prior PR RSP Sub-Account and PR Safe Harbor Match Sub-Account that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

10.5 Age 62 Withdrawals.

(a) Withdrawal. A Participant who has attained the age of 62 may elect at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Account under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made.

(b) Sub-Account. A withdrawal under subsection (a) above shall be available from the portion of his Prior Plan Pension Sub-Account that is not invested in the Self-Directed Brokerage Accounts under Section 7.3. Any withdrawal from the Prior Plan Pension Account shall be made in accordance with the spousal consent requirements under Section 11.5.

10.6 Disability Withdrawals.

(a) Withdrawal. A Participant who suffers a Disability may elect at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made.

(b) Sub-Accounts. A withdrawal under subsection (a) above shall be permitted from the balance of his After-Tax Sub-Account, After-Tax Rollover Sub-Account, Non-Safe Harbor Employer Sub-Account, Safe Harbor Employer Sub-Account, Pre-Tax Sub-Account, Prior Jarden Savings Plan Employer Contribution Sub-Account, Prior Jarden Savings Plan New Employer Match Sub-Account, Prior Jarden Savings Plan Regular Match Sub-Account, Prior Jarden Standard Plan Match Sub-Account, Prior Lifoam Employer Contribution Sub-Account, Prior Neff Contribution Sub-Account, Prior Newell Plan RSP Contribution Sub-Account, Prior Quickie Sub-Account, Prior Union Retirement Contribution Sub-Account, Prior USPC Match Sub-Account, Prior Waddington Plan Match Sub-Account, Prior Waddington Plan Pre-Tax Sub-Account, QVEC Sub-Account, Rollover Sub-Account, Roth Sub-Account, Roth Rollover Sub-Account, PR Non-Safe Harbor Sub-Account, PR Pre-Tax Sub-Account, PR Safe Harbor Match Sub-Account and Prior PR RSP Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10. A withdrawal under subsection (a) above shall separately be permitted from the balance of his Prior Plan Pension Sub-Account that is not invested in the Self-Directed Brokerage Accounts under Section 7.3. Any withdrawal from the Prior Pension Sub-Account shall be made in accordance with the spousal consent requirements under Section 11.5.

10.7 Active Duty Military Reservist Withdrawals (No Suspension).

(a) Withdrawal. A Participant who is a military reservist, as defined in section 101 of Title 37 of the United States Code, and who is ordered or called to active duty for more than 179 days or for an indefinite period, may elect at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made, provided that the distribution is made to the Participant between the date the Participant is ordered or called for duty and the date the active duty ends.

(b) Sub-Accounts. A withdrawal under subsection (a) above shall be available from his Pre-Tax Sub-Account, Prior Waddington Plan Pre-Tax Sub-Account and Roth Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

10.8 Withdrawals by Participants in Military Service (Suspension).

(a) Withdrawal. A Participant who is performing service in the uniformed services described in Code Section 3401(h)(2)(A) for a period of more than thirty (30) days shall be treated as having incurred a Severance From Employment and may elect, at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made, provided that the distribution is made to the Participant during the period of such service. A Participant who receives a distribution pursuant to this Section 10.8 shall be suspended from making Elective Deferrals under this Plan for six (6) months after receipt of the distribution.

(b) Sub-Accounts. A withdrawal under subsection (a) above shall be available from his Pre-Tax Sub-Account, Prior Waddington Plan Pre-Tax Sub-Account, Roth Sub-Account and Safe Harbor Employer Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

10.9 Withdrawals by Participants in Military Service (No Suspension).

(a) Withdrawal. A Participant who is performing service in the uniformed services described in Code Section 3401(h)(2)(A) for a period of more than thirty (30) days shall be treated as having incurred a Severance From Employment and may elect, at any time prior to his Severance From Employment, to withdraw from his eligible Sub-Accounts under subsection (b) below determined as of the Valuation Date coinciding with the date the withdrawal is made, provided that the distribution is made to the Participant during the period of such service. A Participant who receives a distribution pursuant to this Section 10.8 shall not be suspended from making Elective Deferrals under this Plan after receipt of the distribution.

(b) Sub-Accounts. A withdrawal under subsection (a) above shall be permitted from the balance of his Non-Safe Harbor Employer Sub-Account, Prior Jarden Savings Plan Employer Contribution Sub-Account, Prior Jarden Savings Plan New Employer Match Sub-Account, Prior Jarden Standard Plan Match Sub-Account, Prior Lifoam Employer Contribution Sub-Account, Prior Neff Contribution Sub-Account, Prior Newell Plan RSP Contribution Sub-Account, Prior Union Retirement Contribution Sub-Account, Prior USPC Match Sub-Account, Prior Waddington Plan Match Sub-Account, PR Non-Safe Harbor Sub-Account and Prior PR RSP Sub-Account, that is not invested in the Self-Directed Brokerage Accounts under Section 7.3, in accordance with the ordering rules set forth under Section 10.10.

10.10 Withdrawal Requirements.

(a) Form of Distribution. All withdrawals shall be subject to the form of payment provisions of Section 11.3(e). A hardship withdrawal shall not be considered an eligible rollover distribution under Section 11.4.

(b) Timing of Payment. All withdrawals shall be processed as soon as administratively practicable following the approval for such withdrawals.

(c) Ordering of Withdrawals, Other Than Hardship Withdrawals, From Sub-Accounts. Requests for in-service withdrawals from an Account that has more than one Sub-Account shall be charged ratably against all or, if directed by the Participant, specific Sub-Accounts.

(d) Ordering of Hardship Withdrawals From Sub-Accounts. Requests for a hardship withdrawal under Section 10.1 from an Account that has more than one Sub-Account shall be charged against specific Sub-Accounts in accordance with the following hierarchy: Pre-Tax Sub-Account, Prior Waddington Plan Pre-Tax Sub-Account, Non-Safe Harbor Contribution Sub-Account, Prior Waddington Plan Match Sub-Account, Prior Neff Contribution Sub-Account, Prior Newell Plan RSP Contribution Sub-Account, Prior Union Retirement Contribution Sub-Account, Prior Jarden Standard Plan Match Sub-Account, Prior USPC Match Sub-Account, Prior Lifoam Employer Contribution Sub-Account, Prior Jarden Savings Plan New Employer Match Sub-Account, Prior Jarden Savings Plan Employer Contribution Sub-Account and Roth Sub-Account. Requests for a hardship withdrawal under Section 10.1 by a Puerto Rico Participant from an Account that has more than one Sub-Account shall be charged against specific Sub-Accounts in accordance with the following hierarchy: PR Pre-Tax Sub-Account, Prior PR RSP Sub-Account and PR Non-Safe Harbor Sub-Account.

ARTICLE XI

BENEFITS UPON SEVERANCE FROM EMPLOYMENT

11.1 Entitlement to Benefits. Upon a Participant’s Severance From Employment (other than by reason of death), the Participant shall be eligible to receive the balance of his Account as of the Valuation Date immediately preceding the date as of which that distribution is made to the Participant in a method provided in Section 11.3.

11.2 Timing of Payment.

(a) Participant Election. Subject to subsections (b) and (c), payment of a Participant’s Account shall be made or commence as soon as practicable after a Participant’s Severance From Employment, upon the Participant’s election to commence benefits.

(b) Involuntary Distributions. If the balance of the Participant’s Account (including his Pre-Tax Rollover Sub-Account and Roth Rollover Sub-Account) is one thousand dollars ($1,000) or less, such amount shall be distributed to the Participant without the Participant’s consent in a lump sum as soon as administratively practicable following his Severance From Employment.

(c) Required Beginning Date. The benefit of a Participant shall commence no later than his Required Beginning Date in accordance with Code Section 401(a)(9), as set forth under Section 11.7.

11.3 Method of Payment.

(a) Normal and Optional Forms of Payment – Sub-Accounts Other Than Prior Pension Sub-Account. Subject to Section 11.3(b), a Participant shall be entitled to elect to receive the vested portion of the balance of his Account (other than his Prior Pension Sub-Account) in the form of a lump sum payment or partial distributions, provided that any such partial distribution shall be no less than $1,000.

(b) Normal and Optional Forms of Payment – Prior Pension Sub-Account. A Participant shall receive the vested portion of the balance of his Prior Pension Sub-Account, in the form of a Qualified Joint and Survivor Annuity (or, if elected by the Participant, a Qualified Optional Survivor Annuity), unless he makes a qualified waiver with the consent of his Spouse in accordance with Section 11.5 and elects an alternate form of payment described under Section 11.3(a). If a Participant makes a qualified waiver and elects to receive a partial distribution from his Sub-Account(s), including his Prior Pension Sub-Account, the aggregate amount of the partial distributions shall be no less than $1,000.

(c) Elimination of Optional Forms of Payment. Any optional form of payment not described in subsections (a) or (b) above that was available under a Prior Plan before the Prior Plan Merger Date shall be eliminated for distributions commencing on and after the Restatement Effective Date. Distributions in optional forms of payment that commenced prior to the Restatement Effective Date may remain in effect, in accordance with the provisions of Section 15.2.

(d) Notice of Optional Forms of Payment. The BAC shall provide a Participant who is eligible to receive a distribution from the Plan a written explanation describing the optional forms of payment available to him, his right to defer commencement of payment until his Required Beginning Date, and the effect on his benefit if he elects an immediate distribution of his vested Account balance instead of deferring payment to his Required Beginning Date.

(e) When Payments Are Made in Cash, in Kind or Company Stock. All distributions shall be made in the form of cash unless a Participant shall have elected to receive a distribution in accordance with one of the following options:

(i) Except as provided in subsection (e)(iii) below, a Participant may elect to receive a distribution of all or a portion of his interest in the Company Stock Fund in shares of Company Stock, except that an amount equivalent in value to a fractional share of Company Stock otherwise distributable hereunder may be paid in cash.

(ii) Except as provided in subsection (e)(iii) below, a Participant may elect to receive a distribution of all or a portion of his interest in the Self-Directed Brokerage Accounts in kind as a direct rollover to an IRA in accordance with Section 11.4.

(iii) If the Participant receives the vested portion of the balance of his Prior Pension Sub-Account in the form of a Qualified Joint and Survivor Annuity or a Qualified Optional Survivor Annuity, distribution shall only be made in cash.

11.4 Direct Rollover.

(a) Eligible Rollover Distribution. A Distributee may elect, at the time and in the manner prescribed by the BAC, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) Defined Terms. For purposes of this Section 11.4:

(i) “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) any hardship distribution.

(ii) “Eligible Retirement Plan” is any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A.

The portion of an Eligible Rollover distribution that is attributable to a Participant’s after-tax contributions may be rolled over only to one of the following: (A) an individual retirement account or annuity described in Code Section 408(a), 408(b) or 408A; or (B) a qualified trust described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b), provided that such plan or annuity contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

The portion of an Eligible Rollover Distribution that is attributable to the Participant’s Roth Sub-Account or Roth Rollover Sub-Account may be rolled over only to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(iii) “Distributee” includes a Participant.

(iv) “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

11.5 Prior Pension Sub-Account Provisions. This Section shall apply to a Participant’s Prior Plan Pension Sub-Account.

(a) Subject to subsection (b), distribution of a Participant’s Prior Pension Sub-Account shall be made in the form of a Qualified Joint and Survivor Annuity. The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit that may be provided by the Participant’s vested Prior Plan Pension Sub-Account (or, if the Participant requests a partial distribution of his vested Prior Plan Pension Sub-Account, such portion) through the purchase of an annuity from an insurance company. The amount of benefit payable under the Qualified Optional Annuity shall be the amount of benefit that may be provided by the Participant’s vested Prior Pension Sub-Account (or, if the Participant requests a partial distribution of his vested Prior Pension Sub-Account, such portion) through the purchase of such an annuity from an insurance company.

(b) A Participant whose vested Account (including his Pre-Tax Rollover Sub-Account and Roth Rollover Sub-Account) exceeds one thousand dollars ($1,000) may elect to waive the Qualified Joint and Survivor Annuity (with the consent of his Spouse, if he is married) or Qualified Optional Survivor Annuity and instead receive his Account in an alternate form described in Section 11.3. To be effective, the Spouse’s consent shall satisfy the following requirements:

(i) The Spouse’s consent shall be witnessed by a notary public.

(ii) The Spouse’s consent shall acknowledge the effect of the election.

(iii) Spousal consent is not required if the Participant establishes to the satisfaction of the BAC that the consent of the Spouse cannot be obtained because there is no Spouse or the Spouse cannot be located.

(iv) A Spouse’s consent under this Section shall not be valid with respect to any other Spouse.

(v) A Participant may revoke a prior election without the consent of the Spouse. Any new election will require a new Spouse’s consent, unless the consent of the Spouse expressly permits such election by the Participant without further consent by the Spouse.

(c) If a Participant has a Prior Plan Pension Sub-Account, in addition to the explanation described in Section 11.3(d), the BAC shall furnish to the Participant a written explanation with respect to the Qualified Joint and Survivor Annuity that describes the following: (i) the terms and conditions of the Qualified Joint and Survivor Annuity and the material features and relative values of the other forms of payment available under the Plan; (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity, including the financial effect upon the Participant’s benefit of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity; (iii) the rights of the Participant’s Spouse; and (iv) the right to revoke an election and the effect of such a revocation.

11.6 Timing and Notice Requirements. The BAC shall provide the written explanations described in Sections 11.3(d) and 11.5(c) within the 150-day period ending thirty (30) days before the Participant’s benefit commencement date. A Participant may elect, modify, or change an election of an optional form of payment by written notice delivered to the BAC at any time after receipt of the written explanations and up to one hundred and eighty (180) days before his benefit commencement date.

Except as otherwise provided herein, distributions shall commence no sooner than thirty (30) days after the written explanations described in Sections 11.3(d) and 11.5(c) are provided to the Participant. However, distribution may commence fewer than thirty (30) days after the explanations are provided if (i) the BAC clearly informs the Participant in writing that the Participant has a right to a period of at least thirty (30) days after receiving the explanations to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the explanations, affirmatively elects a distribution.

11.7 Required Minimum Distributions. The Participant’s entire interest will begin to be distributed to the Participant no later than the Participant’s Required Beginning Date. Distributions subject to this Section 11.7 shall be subject to Code Section 401(a)(9). If a married Participant has a Prior Plan Pension Sub-Account as of his or her Required Beginning Date, and spousal consent is required for payment in a form other than the Qualified Joint and Survivor Annuity, the Plan shall make any required minimum distributions from the Participant’s Account other than the Prior Plan Pension Sub-Account, to the extent possible. After all of a Participant’s Account other than the Prior Plan Pension Sub-Account is exhausted, required minimum distributions shall be made from the Participant’s Prior Plan Pension Sub-Account. At that time, (A) if it is permissible under Code Section 411(a)(11), the Participant’s Prior Plan Pension Sub-Account shall be paid to the Participant in a single lump sum payment; and (B) if it is not permissible at that time to make a single lump sum payment to the Participant, required minimum distributions shall be paid to the Participant in the form of a Qualified Joint and Survivor Annuity as provided in Section 11.5. Any partial withdrawal that a Participant receives from his Account for a Plan Year for which a required minimum distribution is payable shall be applied towards the required minimum distribution for such Plan Year, provided that the Participant requests such partial withdrawal sufficiently in advance to afford the Plan sufficient time to make the required minimum distribution for such Plan Year.

11.8 Administrative Powers Relating to Payments. If a Participant is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the BAC unable properly to attend to his personal financial matters, the Trustee shall make such payments in one of the following ways as the BAC shall direct:

(a) directly to such Participant; or

(b) to such Participant’s legal representative, including but not limited to a court-appointed guardian, a person with a valid power of attorney or a minor Participant’s custodian.

Any payment made pursuant to this Section shall be in complete discharge of the obligation therefore under the Plan.

11.9 Inability to Locate Payee. If after making reasonable efforts (including mailing a notice to the last known address of the Participant or other payee under the Plan, and/or using a commercial locator service, credit reporting agency and/or internet search tools), the Plan is unable to locate a Participant or other payee to whom payment of an Account under the Plan is due, such Account may be forfeited; provided, however, that any payment so forfeited shall be reinstated (without an earnings credit) if the Participant or other payee is subsequently located or identified.

ARTICLE XII

DEATH BENEFITS

12.1 Death Benefit. This Section shall apply to a Participant’s Account, other than his Prior Plan Pension Sub-Account.

(a) Unmarried Participant. Upon the death of an unmarried Participant prior to the distribution of his entire Account (other than the Prior Plan Pension Sub-Account), the BAC shall direct the Trustee to make payment of the vested portion of the balance of the Participant’s Account to the Participant’s designated Beneficiary.

(b) Married Participant. Upon the death of a married Participant prior to the distribution of his entire Account (other than the Prior Plan Pension Sub-Account), the BAC shall direct the Trustee to make payment of the vested portion of the balance of the Participant’s Account to the Participant’s surviving Spouse unless, prior to his death, the Participant had designated an alternate Beneficiary, with the consent of his Spouse (in accordance with subsections (c) and (d) below) or it is established to the satisfaction of the BAC that the Participant has no Spouse or that such Spouse cannot be located, or under such other circumstances as may be provided by the Code or applicable regulations thereunder.

(c) Beneficiary Designation. Each Participant shall designate a person, persons or entity as Beneficiary to receive the death benefit provided under this Article, by submitting to the BAC a signed instrument in a written or electronic form acceptable to the BAC. A Participant may designate both a primary beneficiary and a contingent beneficiary. A married Participant must designate his/her Spouse as Beneficiary, unless the spouse irrevocably consents to another Beneficiary. The last such Beneficiary designation received by the BAC in a form acceptable to the BAC shall serve to revoke all prior designations and be effective. The BAC shall use its best efforts to notify Participants if their Beneficiary designation form cannot be located or is unacceptable.

(d) Spouse’s Consent. A Spouse’s consent to a Participant’s designation of a non-Spouse Beneficiary shall acknowledge its effect, be made on a form acceptable to the BAC, and be witnessed by a notary public and be filed with the BAC. Any Beneficiary designation consented to by a Spouse pursuant to this subsection shall be irrevocable and shall be effective only with respect to such Spouse. Any Beneficiary designation may be revoked at any time by the Participant, but the designated non-Spouse Beneficiary may not be changed by the Participant without the consent of the Participant’s Spouse in accordance with this subsection.

(e) Missing or Invalid Beneficiary Designation. If a Participant fails to designate a Beneficiary, if such designation is determined by the BAC to be invalid for any reason, or if no designated Beneficiary survives the Participant, his Account shall be paid:

(i) to his surviving Spouse (if he is married);

(ii) if there is no surviving Spouse, to his children, per stirpes;

(iii) if there are no children, to his parents;

(iv) if there are no parents, to his duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable intestacy law; or

(v) in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

(f) As soon as practicable after the death of the Participant, his Beneficiary shall designate a beneficiary for the payment of any unpaid portion of the Participant’s death benefit upon the Beneficiary’s death, absent designation by the Participant of a contingent Beneficiary to receive distribution in such event. If the Beneficiary fails to designate a beneficiary, if such designation is for any reason illegal or ineffective, or if no beneficiary survives the Beneficiary, and the Participant has not designated a contingent Beneficiary to receive payment in the event of the Beneficiary’s death, the Participant’s unpaid death benefit shall be paid:

(i) to the Beneficiary’s children, per stirpes;

(ii) if no children, to the Beneficiary’s parents;

(iii) if no parents, to the Beneficiary’s duly appointed and qualified executor or other personal representative of the Beneficiary to be distributed in accordance with the Beneficiary’s will or applicable intestacy law; or

(iv) in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Beneficiary, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Beneficiary’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

A beneficiary of a Beneficiary under this subsection shall be permitted to receive the death benefit in the same manner and method of payment as a Beneficiary under Sections 12.3 and 12.4(a), except as required to comply with Code Section 401(a)(9) and Treasury Regulations issued thereunder.

(g) If a Beneficiary entitled to payment under this Plan wishes to disclaim the payment, the Beneficiary shall provide the BAC with a signed waiver and release. Following receipt of the waiver and release, the Plan will make payment to the individual designated by the disclaimant in the release, or if no individual is so designated, to the individual who would be entitled to the benefit if the disclaimant died before payment had been fully made. The Plan does not permit partial disclaimers of payments under this Plan.

(h) The BAC may determine the identity of the distributees of any death benefit payable under the Plan and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

12.2 Timing of Payment. This Section shall apply to a Participant’s Account.

(a) Election to Commence. Subject to subsections (b) and (c), payment shall be made or commence as soon as practicable after the death of the Participant, upon the Beneficiary’s election to commence benefits.

(b) Involuntary Distributions. If the balance of the Participant’s Account (including his Pre-Tax Rollover Sub-Account and Roth Rollover Sub-Account) is $1,000 or less, such amount shall be distributed to his Beneficiary in a lump sum as soon as practicable following the Participant’s death.

(c) Required Commencement Date. The benefit of a Participant shall be paid or commence to the Beneficiary no later than the date provided under Code Section 401(a)(9) and Treasury Regulations issued thereunder.

12.3 Normal and Optional Forms of Payment.

(a) Normal Form of Payment. Subject to subsections (b) and (e), a Beneficiary shall be entitled to elect to receive the vested portion of the balance of his Account in the form of a lump sum payment.

(b) Prior Pension Sub-Account. A Participant’s surviving Spouse shall receive the vested portion of the balance of the Participant’s Prior Plan Pension Sub-Account, in cash, in the form of a Qualified Preretirement Survivor Annuity, unless the Participant elects an alternate form of payment described in subsection (a) above with the Spouse’s consent or, after the death of the Participant, the surviving Spouse elects an alternate form of payment described in subsection (a) above.

(c) Elimination of Optional Forms of Distribution. Any optional form of payment not described in subsection (a) above (or, for the Prior Plan Pension Sub-Account, subsection (b) above) that was available to a Beneficiary under a Prior Plan before the Prior Plan Merger Date shall be eliminated for distributions made on and after the date the Restatement Effective Date.

(d) When Payments Are Made in Cash, in Kind or Company Stock. All distributions shall be made in the form of cash, unless a Beneficiary shall have elected to receive a distribution in accordance with one of the following options:

(i) Except as provided in subsection (d)(iii) below, a Beneficiary may elect to receive a distribution of all or a portion of his interest in the Company Stock Fund in shares of Company Stock, except that an amount equivalent in value to a fractional share of Company Stock otherwise distributable hereunder may be paid in cash.

(ii) Except as provided in subsection (d)(iii) below, a Beneficiary may elect to receive a distribution of all or a portion of his interest in the Self-Directed Brokerage Accounts in kind as a direct rollover to an IRA, in accordance with, and subject to the requirements of Section 12.4.

(iii) If the Participant’s surviving Spouse receives the vested portion of the balance of the Participant’s Prior Pension Sub-Account in the form of a Qualified Preretirement Survivor Annuity, distribution may not be made in kind under this subsection (d).

12.4 Direct Rollover.

(a) Eligible Rollover Distribution. A Distributee may elect, at the time and in the manner prescribed by the BAC, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) Defined Terms. For purposes of this Section 12.4:

(i) “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee, or for a specified period of ten years or more; and (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii) “Eligible Retirement Plan” with respect to a Distributee who is the Participant’s surviving Spouse or the Participant’s Spouse or former Spouse who is an Alternate Payee is any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A.

An “Eligible Retirement Plan” with respect to any other Distributee is an individual retirement account, described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or a Roth IRA described in Code Section 408A (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the Distributee and must be established in a manner that identifies it as such.

(iii) “Distributee” includes the Participant’s surviving Spouse and the Participant’s Spouse or former Spouse who is the Alternate Payee, and the Participant’s non-Spouse Beneficiary who is a designated beneficiary under Code
Section 401(a)(9)(f).

(iv) “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c) Special Rules for Roth and Roth Rollover Sub-Accounts. The portion of an Eligible Rollover Distribution that is attributable to the Participant’s Roth Sub-Account or Roth Rollover Sub-Account may be rolled over only to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

12.5 Qualified Preretirement Survivor Annuity Provisions. This Section shall apply to a Participant’s Prior Plan Pension Sub-Account.

(a) If a Participant dies with a vested balance in his Prior Plan Pension Sub-Account, the balance in such account shall be paid to his surviving Spouse in the form of a Qualified Preretirement Survivor Annuity, unless the Participant waives the Qualified Preretirement Survivor Annuity as provided in subsection (b) below or the surviving Spouse elects another form of payment described in Section 12.3.

(b) A Participant may waive the Qualified Preretirement Survivor Annuity or revoke a waiver of the Qualified Preretirement Survivor Annuity at any time and any number of times during the election period. An election shall be effective only if it meets the consent requirements below.

(i) A Participant may waive the Qualified Preretirement Survivor Annuity with the consent of his Spouse (described in subsection (b)(ii) below) within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-five (35) or, if he incurs a Severance From Employment prior to such date, his Severance From Employment date. A Participant who has not incurred a Severance From Employment may waive the Qualified Preretirement Survivor Annuity prior to the Plan Year in which he attains age thirty-five (35); provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35. Notwithstanding the foregoing, a Participant’s election to waive the Qualified Preretirement Survivor Annuity may not be made before the date the Participant is provided the explanation described in subsection (c) below.

(ii) A Participant’s waiver of the Qualified Preretirement Survivor Annuity shall only be effective if complies with the following spousal consent rules:

(A) The Spouse’s consent shall be witnessed by a notary public.

(B) The Spouse’s consent must acknowledge the effect of the election, including that the Spouse had the right to limit consent only to a specific Beneficiary, if applicable, and that the relinquishment of such right was voluntary. Unless the consent of the Spouse expressly permits designations by the Participant without a requirement of further consent by the Spouse, the Spouse’s consent shall be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

(C) Spousal consent shall not be required if the Participant establishes to the satisfaction of the BAC that the consent of the Spouse cannot be obtained because there is no Spouse or the Spouse cannot be located.

(D) A Spouse’s consent under this Section shall not be valid with respect to any other spouse.

(E) A Participant may revoke a prior election without the consent of the Spouse, provided that any new election shall require a new Spouse’s consent, unless the consent of the Spouse expressly permits such election by the Participant without further consent by the Spouse.

(c) The BAC will provide the Participant with a written explanation with respect to the Qualified Preretirement Survivor Annuity describing the following: (A) the terms and conditions of the Qualified Preretirement Survivor Annuity; (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; (C) the rights of the Participant’s Spouse; and (D) the right to revoke an election and the effect of such a revocation.

ARTICLE XIII

PLAN ADMINISTRATION

13.1 Company Responsibility and Delegation to GBOC, BAC and BIC.

(a) The Company. The Company shall be responsible for and shall control and manage the operation and administration of the Plan. The Company shall have sole responsibility for making contributions or requiring Participating Employers to make contributions provided under the Plan, determining the amount of contributions, establishing the Committees, appointing and removing members of the Committees, and amending or terminating the Plan and Trust Agreement. Any action by the Company under this Plan shall be made by resolution of its Board of Directors, or by any person or Committee duly authorized by resolution of the Board of Directors to take such action.

(b) Global Benefits Oversight Committee. The Company has established and delegated authority to the Global Benefits Oversight Committee, to be known as the “GBOC,” to act as the agent of the Company in performing these duties. The members of the GBOC may be officers, directors or Employees of the Company or any other individuals. Any member of the GBOC may resign by delivering his written resignation to the Company and to the GBOC. Vacancies in the GBOC arising by resignation, death, removal or otherwise, shall be filled by the Board. The Company shall advise the Trustee in writing of the names of the members of the GBOC and of changes in membership from time to time.

(c) U.S. Benefits Administration Committee. The GBOC has established and delegated authority to the U.S. Benefits Administration Committee, to be known as the “BAC,” to act as the agent of the GBOC in performing the duties of administering and operating the Plan. The BAC shall be the “Plan Administrator” for purposes of ERISA and shall be subject to service of process on behalf of the Plan. Furthermore, for purposes of ERISA, the BAC shall be a “Named Fiduciary” with respect to the administrative aspects of the Plan. The members of the BAC may be officers, directors or Employees of the Company or any other individuals. Any member of the BAC may resign by delivering his written resignation to the Company and to the GBOC and BAC. Vacancies in the BAC arising by resignation, death, removal or otherwise, shall be filled by the Board, the GBOC or their delegates. The Company shall advise the Trustee in writing of the names of the members of the BAC and of changes in membership from time to time.

(d) U.S. Benefits Investment Committee. The GBOC has established and delegated authority to the U.S. Benefits Investment Committee, to be known as the “BIC,” to act as the agent of the GBOC to administer the investment aspects of the Plan. The BIC shall be a “Named Fiduciary” for purposes of ERISA with respect to the investment aspects of the Plan. The members of the BIC may be officers, directors or Employees of the Company or any other individuals. Any member of the BIC may resign by delivering his written resignation to the Company and to the GBOC and BIC. Vacancies in the BIC arising by resignation, death, removal or otherwise, shall be filled by the Board, the GBOC or their delegates. The Company shall advise the Trustee in writing of the names of the members of the BIC and of changes in membership from time to time.

13.2 Powers and Duties of BAC.

(a) General. The BAC shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The BAC shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the Plan. The BAC shall have the discretionary authority to interpret and construe the terms of the Plan and determine all questions arising in the administration, interpretation, and application of the Plan, such determinations to be presumptively conclusive and binding on all persons to the maximum extent allowed by law, and uniformly and consistently applied to all persons in similar circumstances; adopt such rules and procedures as it deems necessary, desirable or appropriate for the administration of the Plan; appoint such agents, counsel, accountants, consultants and other persons as may be required to administer the Plan; determine all claims for benefits, and take such further action as the BAC shall deem advisable in the administration of the Plan.

(b) Delegation. The BAC shall have the discretionary authority to delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The BAC shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the BAC, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

13.3 Powers and Duties of BIC.

(a) General. The BIC shall, among other things, be

(i) responsible for establishing and maintaining an investment policy statement/funding policy, which it shall review at least annually and modify as it determines to be necessary, desirable or appropriate;

(ii) responsible for selecting and monitoring the investment options which shall, from time to time, be made available to any one of more groups of participants under the Plan with respect to their individual accounts;

(iii) responsible for determining whether, and to what extent, amounts held under an investment fund shall be transferred to any one or more continuing investment funds or newly added investment funds;

(iv) responsible for retaining, monitoring and, as the case may be, terminating and replacing either a third party “fiduciary” (as such term is defined under Section 3(21)(A) of ERISA or “investment manager” (as such term is defined under Section 3(38) of ERISA), and, in connection therewith, entering into such contracts and agreements, and under such terms and conditions, as it determines to be necessary, desirable or appropriate; and

(v) responsible for retaining, monitoring and, as the case may be, terminating and replacing any one or more other such third parties, and, in connection therewith, entering into such contracts and agreements, and under such terms and conditions, as it determines to be necessary, desirable or appropriate in order to facilitate the performance of its responsibilities and duties.

(b) Delegation. The BIC shall have the discretionary authority, in accordance with its charter, to delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with its duties. The BIC shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the BIC, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

13.4 Organization and Operation of Committees.

(a) Each Committee shall act by majority vote of its voting members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting, in accordance with the charter of such Committee. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

(b) Each Committee may designate any of its members or any other person to execute any document or documents on behalf of such Committee. The Committee shall notify the Trustee in writing of any such action that affects the Trustee and the name or names of such signatory. The Trustee thereafter shall accept and rely upon any document executed by such signatory as representing action by the respective Committee, until the Committee shall file with the Trustee a written revocation of such designation.

(c) Subject to the terms of its respective charter, each Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Each Committee shall be entitled to rely conclusively upon, and shall be fully protected by the Company in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

13.5 Records and Reports of Committee. Each Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. Each Committee shall notify the Trustee and the Company of any action taken by the Committee relative to the Trustee and, when required, shall notify any other interested person or persons.

13.6 Compensation and Expenses of Administering the Plan. The members of each Committee shall serve without compensation for services as such. Subject to Section 6.5(b), all reasonable expenses incurred in connection with the administration of the Plan shall be borne by the Plan and paid out of the Plan assets, except to the extent the Company elects to pay such expenses.

13.7 Claims Procedures.

(a) Claims for Benefits. Each Participant, Beneficiary or Alternate Payee or any other person or entity claiming rights in connection with the Plan (“Claimant”) shall be entitled to file a written claim for benefits under the Plan with the BAC. A Claimant shall furnish the BAC with such documents, evidence, data, or information in support of his claim as he considers necessary or desirable. A Claimant may appoint a representative to pursue any claim or appeal of an adverse benefit determination on his behalf, provided that he furnishes the BAC with a written notice, signed by the Claimant, authorizing the representative to act on his behalf in pursuing a benefit claim or appeal.

(b) Initial Claim Review. The BAC shall review the claim when filed and advise the Claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the BAC shall furnish a written or electronic denial within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the BAC determines that special circumstances require an extension of time for processing the claim. If the BAC determines that an extension of time for processing a claim is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period, which shall indicate the special circumstances requiring an extension of time and the date by which Plan expects to render a decision. In no event shall such extension exceed a period of 90 days from the end of the initial period. If the BAC denies the claim for a benefit in whole or in part, the BAC shall provide the Claimant a written or electronic notice of the adverse benefit determination. The notification shall set forth, in a manner calculated to be understood by the Claimant, (1) the specific reason or reasons for the adverse benefit determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (4) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(c) Appeal of adverse benefit determination. If the claim is denied, a Claimant may appeal the denial of the claim to the BAC within 60 days after receipt of the adverse benefit determination. The appeal shall be in writing addressed to the BAC and shall state the reason why the BAC should grant the appeal. The Claimant may submit written comments, documents, records, and other information relating to his claim for benefits. Upon request, the Claimant shall be provided free of charge and reasonable access to, and copies of, all documents, records and other information relevant to his claim, as determined under subsection (f). The BAC shall conduct a full and fair review of the claim that takes into account all comments, documents, records, and other information submitted by the Claimant or his authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by one or more individuals who are neither those who made the adverse benefit determination that is the subject of the appeal, nor the subordinates of such individuals.

(d) Timing of Appeal on Review. The BAC shall notify the Claimant of the determination on review within a reasonable period of time, but not later than 60 days after receipt of the appeal unless the BAC determines that special circumstances require an extension of time for processing the claim. If the BAC determines that an extension of time for processing is required, the BAC shall notify the Claimant in writing prior to the termination of the initial 60-day period, indicating the special circumstances that require an extension of time and the date the Plan expects to render a determination on appeal. In no event shall such extension exceed a period of 60 days from the end of such initial period. Notwithstanding the foregoing, if the BAC holds quarterly meetings, the BAC shall instead make a benefit determination no later than the date of the meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made no later than the date of the second meeting following the Plan’s receipt of the request for review. If special circumstances (such as the need to hold a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the BAC following the Plan’s receipt of the request for review. If such an extension of time for review is required because of special circumstances, the BAC shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The BAC shall notify the Claimant of the benefit determination as soon as possible, but not later than 15 days after the benefit determination is made.

(e) Denial on Appeal. If the BAC denies the claim on appeal, it shall furnish the Claimant a written or electronic adverse benefit determination, stating the reasons for the denial in a manner calculated to be understood by the Claimant, and shall make specific references to the pertinent Plan provisions on which the benefit determination is based. The notification of the benefit determination also shall include a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits and to bring a civil action under section 502(a) of ERISA no later than one (1) year after the final adverse determination on appeal. The BAC’s decision upon appeal, or the BAC’s initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.

(f) Relevant documents and records. For purposes of the foregoing claim procedures, a document, record or other information is “relevant” if it: (i) was relied on in making the claim decision; (ii) was submitted, considered or generated in making the decision; or (iii) demonstrates compliance with the Plan’s procedural and administrative safeguards.

(g) Exhaustion of Claims Procedures. Completion of the claims procedures described in this Section 13.7 is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any current or former Participant, Beneficiary or Alternate Payee or any other person or entity claiming rights in connection with the Plan. After exhaustion of the Plan’s claims procedures, any further legal action taken against the Plan or its fiduciaries by the Claimant for benefits under the Plan shall be filed in a court of law in accordance with Section 17.5 no later than one (1) year after the final adverse determination on appeal. No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights provided in this Section 13.7 have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

ARTICLE XIV

AMENDMENT AND TERMINATION

14.1 Amendment of Plan. The Company shall have the right to amend the Plan at any time and from time to time by resolution or written instrument approved by the Board; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant or any other person in his vested Account; or (ii) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and Beneficiaries, or defraying reasonable expenses of the Plan.

14.2 Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan. The Company expects the Plan to be permanent, but reserves the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of, or written instrument approved by, the Board and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution or written instrument shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the day of which includes the date of the resolution or written instrument.

14.3 Payments on Termination of or Permanent Discontinuance of Contributions to the Plan. If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that, in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

(a) Each Participant shall become 100% vested in the balance of his Account, provided that the forfeitable percentage of the unpaid balance of such Account of a Participant whose employment has terminated and who has incurred a one-year Break in Service on the date of such Plan termination or discontinuance of contributions shall be forfeited on the effective date of such termination or discontinuance of contributions and shall not be vested.

(b) Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan as shall be determined by the BAC.

14.4 Merger, Consolidation or Sale of the Company. In the event of the merger or consolidation of the Company with or into any other entity, or in the event substantially all of the assets of the Company shall be transferred to another entity, the successor entity resulting from the consolidation or merger, or transfer of such assets, as the case may be, may adopt and continue the Plan and succeed to the position of the Company hereunder with the consent of the Company. Nothing in this Plan shall prevent the consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

ARTICLE XV

PROVISIONS RELATING TO PRIOR PLANS

15.1 Prior Plans and Prior Plan Accounts. Each Prior Plan that has been merged into the Plan and its Prior Plan Merger Date shall be listed in Appendix A. As of the Merger Effective Time, accounts maintained for affected Prior Plan Participants shall be transferred to the Account and Sub-Accounts to be established on their behalf under the Plan in accordance with the provisions of Section 6.1 and the mapping schedule set forth under Appendix B.

15.2 Participants in Pay Status. A former Employee who, prior to the Merger Effective Time, terminated employment with the Employer and elected to receive his vested Legacy Account in installments, in accordance with the provisions of the applicable Legacy Plan, shall, on and after the Restatement Effective Date, and except as otherwise provided in the following sentence, receive his vested Account balance under such method of installment payment, in accordance with his original distribution election. Any such Participant shall have the right to terminate all future installments and instead receive his remaining vested Account in a lump sum payment (in whole or in part), as otherwise provided under Section 11.3(a).

15.3 Loans. In the event that a Prior Plan Participant has a loan outstanding under a Prior Plan at the time the Trustee receives a direct transfer of such Prior Plan Participant’s accounts from the trustee under the Prior Plan, such loan shall be assigned to, and assumed by, the Trustee. Any loan made to a Prior Plan Participant under the Prior Plan prior to the Prior Plan Merger Date shall be subject to the terms and conditions of the promissory note and security agreement evidencing the loan at the time such loan was made.

ARTICLE XVI

TOP-HEAVY PROVISIONS

16.1 Top-Heavy Status. The provisions of this Article shall not apply to the Plan with respect to any Plan Year for which the Plan is not a Top-Heavy Plan. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions elsewhere in the Plan.

16.2 Definitions. For purposes of this Article, the following words and phrases shall have the meanings stated below unless a different meaning is required by the context:

(a) “Determination Date” means, with respect to any Plan Year: (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

(b) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $170,000 for 2016 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of an Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation as defined in Section 16.4. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c) “Non-Key Employee” means any Employee who is not a Key Employee.

(d) A “Top-Heavy Plan” with respect to a particular Plan Year means a plan for which, as of the Determination Date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of Key Employees exceeds 60 percent of the aggregate of the accounts of all Participants under the Plan, with the accounts valued as of the most recent Valuation Date occurring within a 12-month period of the Determination Date and increased for any distribution of an Account balance made during the 1-year period ending on the Determination Date (5-year period ending on the Determination Date if distribution is made for any reason other than Severance From Employment, death, or disability). For purposes of this paragraph, the accounts of any Employee who has not performed services for the Employer during the 1-year period ending on the Determination Date shall be disregarded.

(e) “Valuation Date” means with respect to a particular Determination Date, the most recent Valuation Date occurring within a 12-month period ending on the applicable Determination Date.

16.3 Minimum Contribution.

(a) For each Plan Year that the Plan is a Top-Heavy Plan, the Company will contribute and allocate to the Safe Harbor Employer Sub-Account of each Participant who is a Non-Key Employee and is employed by the Company on the last day of such Plan Year, an amount consisting of contributions and forfeitures equal to the lesser of (i) three percent of such Participant’s Compensation (as defined in Section 16.4) for such Plan Year and (ii) the largest percentage of Matching Contributions and forfeitures, as a percentage of the Key Employee’s Compensation (as defined in Section 16.4), allocated to the Account of any Key Employee for such Plan Year.

(b) The minimum contribution allocable pursuant to this Section will be determined without regard to any contributions by the Company for any Employee under the Federal Social Security Act.

(c) A Non-Key Employee will not be excluded from an allocation pursuant to this Section merely because his Compensation is less than a stated amount. A Non-Key Employee who has become a Participant but who fails to complete a Year of Eligibility Service in a Plan Year in which the Plan is a Top-Heavy Plan shall not be excluded from an allocation pursuant to this Section. A Non-Key Employee who is a Participant in the Plan and who declined to elect to have Elective Deferrals made to the Plan for the Plan Year shall receive an allocation for that Plan Year pursuant to this Section.

(d) The Compensation of a Participant taken into account for purposes of this Section shall be limited in accordance with the provisions of Section 1.12(d) of the Plan.

(e) Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2). The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

(f) In lieu of the minimum contribution otherwise required under this Section, each Participant who is a Non-Key Employee and is employed by the Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by the Company will receive the top-heavy benefits provided under the defined benefit plan, offset by the benefits provided under the Plan.

16.4 Compensation. For any Plan Year in which the Plan is a Top-Heavy Plan, annual compensation for purposes of this Article shall have the meaning set forth in Code Section 414(q).

16.5 Collective Bargaining Agreements. The requirements of this Article shall not apply with respect to any Participant included in a Participating Union Group.

ARTICLE XVII

MISCELLANEOUS

17.1 Duty To Furnish Information and Documents. Participants, Beneficiaries and Alternate Payees shall furnish to the BAC and the Trustee such evidence, data or information as the BAC considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are applicable upon the condition that he will furnish promptly full, true, and complete evidence, data, and information requested by the BAC. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

17.2 BAC’s Statements and Available Information. The BAC shall cause Eligible Employees to be advised of the eligibility requirements and benefits under the Plan. As soon as practicable after making the valuations and allocations provided for in the Plan, once each calendar quarter and at such other times as the BAC may determine, the BAC shall cause each Participant, Beneficiary and Alternate Payee with respect to whom an Account is maintained, to be provided with a statement reflecting the current status of his Account, including the balance thereof. No Participant, except a member of the BAC, shall have the right to inspect the records reflecting the Account of any other Participant. The BAC shall make available for inspection at reasonable times by Participants, Beneficiaries and Alternate Payees copies of the Plan, any amendments thereto, the summary plan description, and all reports of Plan and Trust operations that are required by law.

17.3 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Employer or limit the right of the Employer to employ or discharge any person with or without cause, or to discipline any Employee.

17.4 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of Delaware to the extent that such laws are not preempted by ERISA and Regulations promulgated thereunder.

17.5 Forum Selection and Limitations on Actions. Any action brought to enforce any claim or to obtain any benefit under this Plan shall be litigated exclusively in the State courts of the State in which the Participant was last employed by a Participating Employer or any United States District Court of the State in which the Participant was last employed by a Participating Employer.

17.6 No Guarantee. None of the Employer, Trustee, BIC or BAC in any way guarantees the Trust Fund from loss or depreciation or the payment of any benefits that may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Employer, Trustee, GBOC or BAC if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.

17.7 Unclaimed Funds. Each Participant shall keep the BAC informed of his current address and the current address of his Beneficiary or Beneficiaries. None of the BAC, Trustee or Employer shall be obligated to search for the whereabouts of any person, except as required by law.

17.8 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another Plan, or transfer of Plan assets or liabilities to any other Plan, shall be effected in accordance with ERISA Section 208 and related Regulations, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee Plan were terminated immediately following such event, a benefit that is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

17.9 Interest Nontransferable.

(a) Except as provided in Article IX and in this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. The Account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Code Section 414(p), and the BAC shall direct the Trustee to provide for payment from a Participant’s Account in accordance with such order and with the provisions of Code Section 414(p) and any Regulations promulgated thereunder. A payment from a Participant’s Account may be made to an Alternate Payee prior to the date the Participant reaches his earliest retirement age (as defined in Code Section 414(p)(4)(B)) if such payments are made pursuant to a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable procedures respecting the time of payment pursuant to such order and the valuation of the Participant’s Account from which payment is made; provided that all such payments are made in accordance with such order and Code Section 414(p). The balance of an Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

(b) To the extent permitted under Code Section 401(a)(13)(C), the Account of any Participant may also be offset by an amount set forth in a court order or requirement to pay that arises from (i) a judgment of conviction for a crime involving the Plan, (ii) a civil judgment (or consent to order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of a fiduciary duty under ERISA, or (iii) a settlement agreement entered into by the Participant with either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person.

(c) Notwithstanding subsection (b) above, if any Participant borrows money pursuant to Article IX, the Trustee and the BAC shall have all rights to collect upon such indebtedness as are granted pursuant to Article IX and any agreements or documents executed in connection with such loan.

17.10 Prudent Man Rule. The Trustee, the BAC, the BIC and the Company shall exercise their powers and discharge their duties under this Plan and Trust Agreement for the exclusive purpose of providing benefits to Participants and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

17.11 Limitations on Liability. None of the Company, Trustee, BIC or BAC or any member thereof, any Participating Employer or any individual acting as an employee or agent of any of them shall be liable to any Participant, Beneficiary or Alternate Payee for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined.

17.12 Indemnification. The Company shall indemnify and hold harmless each individual acting as an Employee or agent of the Company, including Committee members, from any and all claims, liabilities, losses, damages, costs and expense (including reasonable attorneys’ fees and costs) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith, gross negligence or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Company in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company pursuant to this Section. The preceding provisions of this Section shall not apply to any claims, losses, liabilities, costs and expenses arising out of any actual or alleged act or failure to act of a Participant, or any individual acting as an employee or agent of a Participant, in the selection of investment media for his Account, or the investment of the assets in his Account.

17.13 Headings. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

17.14 Gender and Number. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

17.15 ERISA and Approval Under Internal Revenue Code. This Plan is intended to qualify Code Section 401(a) and the Trust which is a part of the Plan is intended to be exempt from tax under Code Section 501(a), as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Code Section 501(a), contributions of any Employer under the Plan may be deductible for federal income tax purposes under Code Section 404 and amounts subject to Elective Deferral Agreements are not treated as distributed to Participants for federal income tax purposes under Code Section 402(a), all as now in effect or hereafter amended. Any modification or amendment of the Plan and/or Trust Agreement may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

17.16 Rules Relating to Veterans Reemployment Rights Under USERRA. The following special provisions of this Section 17.17 shall apply to an Eligible Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) following a period of qualifying military service (as determined under USERRA):

(a) Each period of qualifying military service served by an Employee or Participant shall, upon such reemployment, be deemed to constitute service with the Company for all purposes of the Plan, including determining the Participant’s vested percentage in his Account, if applicable.

(b) The Participant shall be permitted to make up Elective Deferrals missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant’s reemployment with a Participating Employer following his period of qualifying military service and extending over the lesser of (i) the product of three and the Participant’s period of qualifying military service, and (ii) five years, to make up such missed Elective Deferrals.

(c) If the reemployed Participant elects to make up Elective Deferrals in accordance with subsection (b) above, the Participating Employer shall make any Matching Contributions that would have been made on behalf of such Participant had the Participant made such Elective Deferrals during the period of qualifying military service.

(d) If a Participating Employer made any Contributions to the Plan during the period of qualifying military service, it shall make a Contribution on behalf of the Participant upon the Participant’s reemployment following his period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

(e) The Company shall not (i) credit earnings to a Participant’s Account with respect to any Elective Deferrals, Matching Contributions or other Contributions before such Contributions are actually made, or (ii) make up any allocation of forfeitures, with respect to the period of qualifying military service.

(f) A reemployed Participant shall be entitled to accrued benefits attributable to Elective Deferrals only if such contributions are actually made.

(g) For all purposes under the Plan, including the Participating Employer’s liability for making Contributions on behalf of a reemployed Participant as described above, the Participant shall be treated as having received Covered Pay from the Company based on the rate of Covered Pay the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant’s average rate of Covered Pay during the 12-month period immediately preceding such period.

(h) If a Participating Employer makes an Elective Deferral, Matching Contributions or other Contribution in accordance with the foregoing provisions of this Section:

(i) such Contributions shall not be subject to any otherwise applicable limitation under Code Sections 402(g), 404(a) or 415, and shall not be taken into account in applying such limitations to other Participants’ or Participating Employer Contributions under the Plan or any other plan, with respect to the Plan Year in which such Contributions are made, and such Contributions shall be subject to these limitations only with respect to the Plan Year to which such Contributions relate and only in accordance with Regulations promulgated by the Department of the Treasury; and

(ii) the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by reason of such Contributions.

(i) If a Participant who is absent from employment as an Eligible Employee because of military service dies while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as an Eligible Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional Participating Employer Contributions with respect to his period of military leave.

17.17 Conditions on Contributions. All Contributions made by the Participating Employers under the Plan are conditioned upon the qualification of the Plan under Code Section 401(a) and deductibility of the Contributions under Code Section 404.

17.18 Exclusive Benefit of Employees. All Contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust for the exclusive benefit of Participants under the Plan, including former Employees and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid by the Company. At no time prior to the satisfaction of all liabilities with respect to such Participants and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section:

(a) If a Contribution is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is disallowed, the Trustee shall upon written request of the Company return the Contribution (to the extent disallowed) to the Company within one year after the day the deduction is disallowed; and

(b) If a Contribution or any portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Participating Employer, return the Contribution or such portion to the Participating Employer within one year after the date of payment to the Trustee.

Earnings attributable to amounts to be returned to the Participating Employer pursuant to subsection (a) or (b) above shall not be returned to the Participating Employer, and losses attributable to amounts to be returned to the Participating Employer pursuant to subsections (a) or (b) shall reduce the amount to be so returned.

17.19 Section 16 of the Securities Exchange Act of 1934. In no event shall any provision under the Plan be given effect to the extent that such provision may result in a violation of Section 16 of the Securities Exchange Act of 1934 or the rules promulgated thereunder.

17.20 Severability. Each of the Sections contained in the Plan shall be enforceable independently of every other Section in the Plan, and the invalidity or unenforceability of any Section shall not invalidate or render unenforceable any other Section contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

17.21 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Plan. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant.

17.22 Withholding of Taxes. Subject to Section 6.5, to the extent required by the law in effect at the time payments are made, the Affiliated Group may withhold or cause to be withheld from any amounts deferred or payable under the Plan all federal, state, local and other taxes as shall be legally required. The Affiliated Group shall have the right in its sole discretion to (i) require a Participant to pay or provide for payment of the amount of any taxes that the Affiliated Group may be required to withhold with respect to amounts that the Company credits to a Participant’s Account(s) or (ii) deduct from any amount of salary, bonus, incentive compensation or other payment otherwise payable in cash to the Participant the amount of any taxes that the Company may be required to withhold with respect to amounts that the Company credits to a Participant’s Account(s).

17.23 Electronic Media. To the extent permitted by applicable law, the Plan may permit the use of electronic media in communications and procedures between the Plan or the BAC and Participants, Beneficiaries and/or Alternate Payee. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automatic telephonic response systems.

17.24 Special ESOP Provisions.

(a) Right of First Refusal. If the Company Stock ceases to be publicly traded within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iv), all shares held under the ESOP Feature distributed by the Trustee may, as determined by the Company, be subject to a “right of first refusal.” Such a “right” shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust, or in the event of a proposed purchase by a prospective bona fide purchaser other than a Related Employer, the offer to the Trustee and the Company shall be at the greater of fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that in the case of a purchase by the Trust from a disqualified person (as defined in Code Section 4975) the price per share shall be determined as of the date of the purchase; and, provided, further, that the Trust shall not purchase any shares when the purchase price of such shares is in excess of fair market value. The Trust or the Company, as the case may be, may accept the offer at any time during a period not exceeding fourteen days after receipt of such offer. The right of first refusal shall lapse fourteen days after the security holder gives written notice to the Trust of its right of first refusal with respect to the shares.

(b) Put Option. At any time at which Company Stock held under the ESOP Feature has ceased to be readily tradeable on an established securities market, a Participant or Beneficiary shall be granted at any such time that such shares are distributed to him, an option to “put” such shares to the Company; provided, however, that the Trust shall have the option to assume the rights and obligations of the Company at the time the “put” option is exercised. Such “put” option shall provide that, for a period of sixty (60) days (excluding any period during which the Company is prohibited from honoring the “put” option by applicable federal or state law) after such shares are distributed by the Trustee to a Participant or Beneficiary, the Participant or Beneficiary shall have the right to have the Company purchase such shares at their fair market value, and if the “put” option is not exercised within such 60-day period, it may be exercised within an additional period of sixty (60)days during the Plan Year next commencing after the date such shares were distributed by the Trustee. For purposes of this Section, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise. Such “put” option shall be exercised by notifying the Company in writing. The terms of payment for the purchase of such shares shall be reasonable. In the case of deferral of payment, adequate security and a reasonable rate of interest shall be provided for any credit extended, and cumulative payments as of any given date shall be no less than the aggregate of reasonable periodic payments as of such date. Periodic payments shall be considered reasonable if annual installments, commencing within 30 days after the “put” is exercised, are substantially equal and if the payment period extends for not more than five years after the date the “put” is exercised.

(c) Other Options. Except as otherwise provided in this Section, no person may be required to sell shares held under the ESOP Feature to the Company, nor may the Trust enter into an agreement which obligates the Trust to purchase such shares at an indefinite time determined upon the happening of an event such as the death of a shareholder.

(d) Dividend Distributions. Any cash dividends payable on shares held in the Company Stock Fund attributable to the Accounts of Participants, Beneficiaries and Alternate Payees shall be reinvested in Company Stock, unless the Participant, Beneficiary or Alternate Payee elects to have the dividends paid to the Trust and distributed in cash to such Participant, Beneficiary or Alternate Payees no later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan; provided that if dividends are reinvested in the Company Stock Fund, then Company Stock allocated to the Participant’s Account shall have a fair market value not less than the amount of the dividends that would have been allocated to the Participant, Beneficiary or Alternate Payee. Such distribution (if any) of cash dividends shall be limited to dividends on shares of Company Stock which are then vested.

(e) Special ESOP Valuation. At any time at which Company Stock held under the ESOP Feature has ceased to be readily tradable on an established securities market, valuation of such Company Stock with respect to activities carried on by the Plan shall be by an independent appraiser in accordance with Code Section 401(a)(28)(C).

(f) Exempt Loans and 1042 Transactions. The ESOP Feature of the Plan shall not engage or participate in the following transactions:

(i) Exempt loans within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iii).

(ii) Sales of Company Stock to the Plan in accordance with Code Section 1042.

17.25 Back Pay Awards. The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of a Participating Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Elective Deferrals pursuant to Section 3.1 shall within thirty (30) days of the date he receives notice of the provisions of this Section make an election to make Elective Deferrals in accordance with such Section 3.1 (retroactive to any date as of which he was or has become eligible to do so), then such Participant may elect that any Elective Deferrals not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article III shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to receive Matching Contributions or other Contributions under the provisions of Article IV for any prior Plan Year after such back pay award or agreement has been effected, his Participating Employer shall make a Matching Contribution or other Contribution equal to the amount of the Contribution which would have been made to such Participant under the provisions of Article IV as in effect during each such Plan Year. The amounts of such additional Contributions shall be credited to the Account of such Participant. Any additional Contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

17.26 Mental or Physical Incompetency. If the BAC determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the BAC may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the BAC, the Employer and the Plan with respect thereto.

17.27 Recoupment of Overpayments. • In the event the Plan pays all or a portion of a Participant’s Account in error, the BAC shall have an equitable lien on the erroneous overpayment and shall have the right to recoup the overpayment from the individual(s) to whom, or for whose benefit, the payment was made. To the maximum extent permissible under applicable Internal Revenue Service and/or Department of Labor guidance, the BAC may recoup the amount of the overpayment by collecting payment directly from one or more of the affected individuals (plus any earnings or interest) and/or by withholding amounts from any future Plan payments to which the affected individuals are entitled. To the extent an overpayment is caused by a record keeper or Trustee’s error, and the Plan is not able to recover all or any portion of such overpayment from the affected individuals or from future Plan payments payable to the affected individuals, the BAC shall cause such record keeper or Trustee, as applicable, to reimburse the Plan for any portion of such overpayment that is not recovered, plus any earning or interest, consistent with applicable Internal Revenue Service and/or Department of Labor guidance.

* * *

IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name by a duly authorized officer this            day of                      2017, effective as of January 1, 2018.

NEWELL OPERATING COMPANY

By:

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

(January 1, 2018 Restatement)

APPENDIX A—Prior Plans

Prior Plan	Date Employees Eligible to Participate	Prior Plan Merger Date
Anchor Hocking Corporation Savings & Investment Plan	01/01/89	12/31/88
W.T. Rogers Company Profit Sharing & Savings Master Plan	01/01/92	12/31/91
Sanford Corporation Incentive Savings Plan	01/01/93	12/31/92
Intercraft Company Employee’s Profit Sharing & Variable Investment Plan	01/01/94	12/31/93
Intercraft Industries Retirement Program	01/01/94	12/31/93
Levolor Profit Sharing & 401(k) Plan	10/01/94	09/30/94
Stuart Hall Company, Inc. 401(k) Salary Savings Plan for Non-Bargaining Unit Employees	01/01/95	01/01/95
Ashland Products Profit Sharing & Savings Plan	01/0 1/96	12/31/95
Faber Castell Tax Deferred Savings Plan	01/01/96	12/31/95
Berol Corporation Savings & Investment Plan	04/01/96	04/01/96
Cooper Industries, Inc. Employee Savings and Stock Ownership Plan	06/01/97	06/01/97
Home Fashions, Inc. 401(k) Savings Plan & Trust	10/01/97	12/31/97
Decorel Non-Bargaining Employees Retirement Income Plan & Trust	07/09/99	07/09/99
Holson Burnes Group Inc. Retirement Savings Plan	01/01/98	01/01/98
Individual Account Retirement Plan for Bargaining Unit Employees of Kirsch-Sturgis	08/01/98	08/01/98
Calphalon Corporation 401(k) Profit Sharing Plan & Trust	12/01/99	12/01/99
Cosmolab, Inc. 401(k) Employees Savings Plan	10/01/00	10/01/00
Rubbermaid Retirement Plan	10/01/00	10/01/00
Graco Children’s Products Inc. Employees’ Thrift Plan	10/01/00	10/01/00
Panodia Corporation Retirement Plan & Trust	N/A	06/04/01
Dakota Balance, Inc. 401(k) Retirement Plan	01/01/02	01/24/02

A - 1

Prior Plan	Date Employees Eligible to Participate	Prior Plan Merger Date
American Tool Companies, Inc. Salary Deferral and Profit Sharing Plan	01/01/03	12/31/02
American Saw & Mfg. Company Inc. 401(k) Retirement Investment Plan	01/01/04	12/31/03
Rubbermaid Retirement Plan for Collectively Bargained Associates	01/01/04	11/01/04
Cardscan Inc. 401(k) Plan	04/03/06	08/01/06
PSI Systems, Inc. 401(k) Profit Sharing Plan and Trust	07/16/07	11/19/07
Technical Concepts LLC 401(k) and Profit Sharing Plan	01/01/18	02/31/08
Jarden Corporation Savings and Retirement Plan	01/01/18	12/31/17
Jostens 401(k) Retirement Plan	01/01/18	12/31/17
Ln Co 401(k) Retirement Savings Plan	01/01/18	12/31/17
The Waddington Group 401(k) Plan	01/01/18	12/31/17
BOC Plastics, Inc. 401(k) Plan	01/01/18	12/31/17
Smith Mountain Industries, Inc. 401(k) Plan	01/01/18	12/31/17

A - 2

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

(January 1, 2018 Restatement)

APPENDIX B—Account Mapping Schedule

Map From Legacy Account:	Map to Plan Sub-Account:

BOC Plastics, Inc. 401(k) Plan

Employee Before-Tax	Pre-Tax Sub-Account
Safe Harbor Match	Safe Harbor Employer Sub-Account
Rollover	Rollover Sub-Account

Jarden Corporation Savings and Retirement Plan

Employee Deferral	Pre-Tax Sub-Account
Employer Match	Safe Harbor Employer Sub-Account
New Employer Match	Prior Jarden Savings Plan New Employer Match Sub-Account
Old Employer Match	Non-Safe Harbor Employer Sub-Account
Prior AHG Plan Employer Match	Prior Jarden Savings Plan Employer Contribution Sub-Account
Prior USPC Employer Match	Prior USPC Match Sub-Account
Regular Prior Employer Match	Prior Jarden Savings Plan Regular Match Sub-Account
Additional Company Match	Non-Safe Harbor Employer Sub-Account
Discretionary Match	Non-Safe Harbor Employer Sub-Account
Safe Harbor Employer Match	Safe Harbor Employer Sub-Account
Profit Sharing	Non-Safe Harbor Employer Sub-Account
Regular AHI Profit Sharing	Prior Jarden Savings Plan Employer Contribution Sub-Account
Prior Plan Profit Sharing	Prior Jarden Savings Plan Employer Contribution Sub-Account
Rollover	Rollover Sub-Account
After-Tax Rollover	After-Tax Rollover Sub-Account
Ball Corporation Rollover	Rollover Sub-Account
Prior Plan Rollover	Rollover Sub-Account
Employee After-Tax	After-Tax Sub-Account
Post 86 After Tax Employee Contribution	After-Tax Sub-Account
Pre 87 After Tax Employee Contribution	After-Tax Sub-Account
BCA Employee Deferral	Pre-Tax Sub-Account
BCA Safe Harbor Match	Safe Harbor Employer Sub-Account
BCA Employer Match	Non-Safe Harbor Employer Sub-Account
Quickie Employer Match	Prior Quickie Employer Sub-Account

Map From Legacy Account:	Map to Plan Sub-Account:
Quickie Employer Discretionary	Prior Quickie Employer Sub-Account
Quickie Qualified Discretionary	Prior Quickie Employer Sub-Account
NUK Non-Union Match	Non-Safe Harbor Employer Sub-Account
NUK Union Match	Non-Safe Harbor Employer Sub-Account
Prior Lifoam Employee Deferral	Pre-Tax Sub-Account
Prior Lifoam Employer Match	Prior Lifoam Employer Contribution Sub-Account
Prior Lifoam Profit Sharing	Prior Lifoam Employer Contribution Sub-Account
Hardy Employee Deferral	Pre-Tax Sub-Account
Yankee Candle Match	Non-Safe Harbor Employer Sub-Account
Security Contribution	Prior Jarden Savings Plan Employer Contribution Sub-Account
Prior AMC Balance	Non-Safe Harbor Employer Sub-Account
Special Profit Sharing QNEC	Safe Harbor Employer Sub-Account
Supplemental Contribution	Safe Harbor Employer Sub-Account
ESOP Account	Non-Safe Harbor Employer Sub-Account
QMAC	Safe Harbor Employer Sub-Account
QNEC	Safe Harbor Employer Sub-Account

Jarden Standard 401(k) Savings Plan

Employee Deferral	Pre-Tax Sub-Account
New Employer Match	Safe Harbor Employer Sub-Account
Employer Match—vesting	Prior Jarden Standard Plan Match Sub-Account
Rollover	Rollover Sub-Account
Employer Match Adjustment	Non-Safe Harbor Employer Sub-Account
Profit Sharing	Non-Safe Harbor Employer Sub-Account
QNEC	Safe Harbor Employer Sub-Account

Jostens 401(k) Retirement Plan

01 Employee Pre-Tax; 04 EE Pre-Tax Catch Up	Pre-Tax Sub-Account
15 Roth 401K; 17 Roth Catch-Up	Roth Sub-Account
03 ER Safe Harbor	Safe Harbor Employer Sub-Account
13 Prior ER Match/PS; 12 Employer Match	Non-Safe Harbor Employer Sub-Account
06 Rollover	Rollover Sub-Account
11 Roth Rollover	Roth Rollover Sub-Account
02 Employee After-Tax	After-Tax Sub-Account
09 After-Tax Rollover	After-Tax Rollover Sub-Account
07 IRA Tax Deductible/VDEC	QVEC Sub-Account
10 QNEC	Safe Harbor Employer Sub-Account

The Ln Co 401(k) Retirement Savings Plan

01 Employee Pre-Tax; 04 Employee Pre-Tax Catch Up	Pre-Tax Sub-Account
12 Roth 401K; 14 Roth Catch Up	Roth Sub-Account

Map From Legacy Account:	Map to Plan Sub-Account:
12 Prior Plan SH Co Match	Safe Harbor Employer Sub-Account
09 Prior Co Match/Discret	Non-Safe Harbor Employer Sub-Account
03 Employer Match	Non-Safe Harbor Employer Sub-Account
10 Neff Match	Prior Neff Contribution Sub-Account
11 Neff Discretionary	Prior Neff Contribution Sub-Account
06 Rollover	Rollover Sub-Account
15 Roth Rollover	Roth Rollover Sub-Account
02 Employee After-Tax	After-Tax Sub-Account

Newell Rubbermaid 401(k) Savings and Retirement Plan

Employee Contribution – BEF1	Pre-Tax Sub-Account
Employee Contributions – Roth – RTH1	Roth Sub-Account
Post 2009 Match – SHM1	Safe Harbor Employer Sub-Account
Company Match – ERB1	Non-Safe Harbor Employer Sub-Account
401 Rollover – QPR1	Rollover Sub-Account
457 Rollover – DCR1	Rollover Sub-Account
IRA Rollover – IRR1	Rollover Sub-Account
403B Rollover – TSR1	Rollover Sub-Account
Roth Rollover – RRK1	Roth Rollover Sub-Account
Employee After-Tax Rollover – ATR1	After-Tax Rollover Sub-Account
Prior Plan After-Tax – AFT1	After-Tax Sub-Account
QVEC – BEF2	QVEC Sub-Account
Prior Plan Pension – ERB5	Prior Plan Pension Sub-Account
Prior Plan Profit Sharing – ERB6	Non-Safe Harbor Employer Sub-Account
RSP Contribution – ERB3	Prior Newell RSP Contribution Sub-Account
Retirement Plan – ERB2	Non-Safe Harbor Employer Sub-Account
100% Vested RSP Contribution 32/20 No New Money – ERB12	Non-Safe Harbor Employer Sub-Account
100% Vested Retirement Plan 32/20 No New Money – ERB11	Non-Safe Harbor Employer Sub-Account
QNEC – QNE1	Safe Harbor Employer Sub-Account
PR Employee Contributions – BEF3	PR Pre-Tax Sub-Account
PR RSP Contribution – ERB 10	Prior PR RSP Sub-Account
Puerto Rico Post 2009 Match – SHM2	PR Safe Harbor Match Sub-Account
PR Company Match – ERB 8	PR Non-Safe Harbor Sub-Account
Puerto Rico Prior Plan Profit Sharing – ERB 9	PR Non-Safe Harbor Sub-Account
Union Retirement Plan – P/S – ERB4	Prior Union Retirement Contribution Sub-Account
100% Vested Union Retirement Plan – P/S 32/20 No New Money – ERB13	Non-Safe Harbor Employer Sub-Account

Smith Mountain Industries 401(k) Plan

Employee Before-Tax	Pre-Tax Sub-Account
Safe Harbor Match	Safe Harbor Employer Sub-Account
Rollover	Rollover Sub-Account

Map From Legacy Account:	Map to Plan Sub-Account:
The Waddington Group 401(k) Plan

Deferred Salary	Prior Waddington Plan Pre-Tax Sub-Account
Pre-Tax Deferred	Prior Waddington Plan Pre-Tax Sub-Account
Company Match	Prior Waddington Plan Match Sub-Account
Rollover (Unrelated Rollover)	Rollover Sub-Account
QNEC	Safe Harbor Employer Sub-Account
Supplemental Deferred	Safe Harbor Employer Sub-Account
Prior Employer Accounts (Related Rollovers)	Safe Harbor Employer Sub-Account

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

(January 1, 2018 Restatement)

APPENDIX C—Participating Union Groups

This Appendix C lists the Participating Union Groups and any special rules applicable to them. All other provisions of the Plan shall apply to the Participating Union Groups. Any undefined terms in this Appendix C shall have the meaning provided in the Plan. All Section references are to the Plan.

1.	Hourly rate employees represented by the U.F.C.W. Textile and Garment Council, CLC, Enka Local 2598T (“Enka Bargained Employees”)

2.	Hourly rate employees of Jarden Corporation (in the Jarden Zinc Products Division) represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, Greeneville, Tennessee, Local 507-G (“Greeneville Bargained Employees”)

3.	Hourly rate employees of Hearthmark LLC (doing business as Jarden Home Brands) represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, Muncie, Indiana, Local 93G (“Muncie Bargained Employees”)

4.	Hourly rate employees represented by the International Association of Machinists & Aerospace Workers, AFL-CIO and Reedsburg Machinists Lodge No. 2269 Affiliated with District 10 (“NUK Bargained Employees”)

SAFE HARBOR MATCHING CONTRIBUTION

Participating Union Groups—Amount of Safe Harbor Matching Contribution. The Matching Contribution with respect to each Enka Bargained Employee, Greeneville Bargained Employee, Muncie Bargained Employee and NUK Bargained Employee who is a Participant, for each payroll period, shall be an amount equal to one hundred percent (100%) of such Participant’s Elective Deferrals up to six percent (6%) of such Participant’s Covered Pay for such payroll period, or such Matching Contribution as determined under a formula set forth under the terms of the applicable collective bargaining agreement then in effect.

C - 1

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

(January 1, 2018 Restatement)

APPENDIX D—Puerto Rico Qualification Provisions

This Appendix D shall supplement the provisions of the Plan, and, to the extent permitted under the Code, otherwise supersede any conflicting provisions of the Plan, regarding any Participant who is a resident of Puerto Rico and paid on a Puerto Rico payroll of the Employer (a “Puerto Rican Participant”) for purposes of compliance of the Plan with the tax qualification requirements under the Internal Revenue Code for a New Puerto Rico, as amended (“PRIRC”). All capitalized terms not defined in this Appendix D shall have the meaning as that term is defined in the Plan. Effective as of the Restatement Effective Date, the Plan no longer permits residents of Puerto Rico who are paid on a Puerto Rico payroll of the Employer to contribute to or receive an allocation of under the Plan.

1. Return of Excess Deferrals.

(a) If, on or before March 1, 2018, a Puerto Rican Participant notifies the BAC in writing, that all or a portion of the Elective Deferrals made on his behalf is in excess of the dollar limit for the 2017 Plan Year, the BAC shall cause to be distributed to such Puerto Rican Participant such excess Elective Deferrals and income allocable to the Puerto Rican Participant, on or before April 15, 2018.

(b) In the case where the excess Elective Deferrals described in paragraph (a) arose after taking into account only Elective Deferrals made to this Plan, a Puerto Rican Participant shall be deemed to have notified the BAC. Contributions made to other plans of a Related Employer shall be added for purposes of determining if the rules described in this paragraph have been met.

(c) The income allocable to such excess Elective Deferrals shall include income for the Plan Year for which the excess Elective Deferrals was made. The income allocable to excess Elective Deferrals shall be determined under any reasonable method selected by the BAC.

(d) Any amount distributed under this Section 1 shall be included in the Puerto Rican Participant’s deferral percentage unless such a Puerto Rican Participant is a non-Highly Compensated Employee and such excess arose solely because of excess Elective Deferrals under Section 1 of this Appendix made to the Plan. Effective January 1, 2012, contributions made to other plans of a Related Employer shall be added for purposes of determining compliance with the limitations described in this paragraph.

2. Rollovers. Upon the Severance From Employment of a Puerto Rican Participant, the Puerto Rican Participant may elect, in a time and manner prescribed by the BAC, to have any portion of a total distribution or partial distribution contributed to (1) an individual retirement account or annuity under the provisions of PRIRC Section 1081.02, (2) a nondeductible individual retirement account, (2) a nondeductible individual retirement account under the provisions of PRIRC Section 1081.03 or (3) a qualified retirement plan under the provisions of PRIRC Section 1081.01 within 60 days after receiving such distribution. Such contribution shall be made in a manner consistent with PRIRC Section 1801.01(b)(2) and any guidance promulgated thereunder.

D - 1

3. Additional Requirements, Provisions. Solely for purposes of the qualification of the Plan under the PRIRC, Code Section 416, which does not have an equivalent under the PRIRC or ERISA, will be deemed to be inapplicable to Puerto Rico Participants.

4. “Highly Compensated Employee” means any Employee who:

(a) was a 5% owner (as defined in Code Section 416) of the Employer at any time during the Determination Year or the Look-Back Year; or

(b) during the Look-Back Year received Section 415 Compensation from the Employer in excess of the amount set forth under Code Section 414(q)(1)(B)(i), as such amount may be adjusted for inflation by the Secretary of the Treasury ($120,000 for Look-Back Year 2017) and was in the Top Paid Group of employees for such Plan Year. A Participant is in the “Top Paid Group” for such Plan Year if he is in the group consisting of the top twenty percent (20%) of all employees of the Employer (for purposes of Code Section 414(q)(3)) when ranked on the basis of his Section 415 Compensation paid during such Plan Year, provided that the Section 415 Compensation of a Participant for purposes of determining the Top Paid Group shall be determined without regard to the Code Section 401(a)(17) limit on compensation.

For purposes of this Section, the term “Determination Year” means the Plan Year for which the determination as to who is a Highly Compensated Employee is being made; and the term “Look-Back Year” means the 12 month period immediately preceding the Determination Year, or if the BAC elects, the Determination Year.

D - 2

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

(January 1, 2018 Restatement)

APPENDIX E—Special Hardship Withdrawal Provisions for

Participants Affected by Hurricanes Harvey and Irma

1.	Purpose. The purpose of this Appendix E is to set forth the special Hardship Withdrawal provisions on account of Hurricanes Harvey and Irma in accordance with Section 10.1(d)(vii).

2.	Hurricane Harvey. Effective as of August 23, 2017, a distribution will be deemed to be made on account of an immediate and heavy financial need under Section 10.1(d)(vii) if it is for the payment of any expenses (including, without limitation, food and lodging) incurred by a Participant in connection with Hurricane Harvey that imposes a financial hardship on the Participant, subject to the following terms and conditions:

(a)	This relief shall be available to Participants (i) whose principal residence or place of employment on August 23, 2017 was located in one of the Texas counties identified for individual assistance by the Federal Emergency Management Agency (“FEMA”) and (ii) whose lineal ascendant or descendant, dependent or Spouse had a principal residence or place of employment on August 23, 2017 in one of the Texas counties identified for individual assistance by FEMA.

(b)	Hardship Withdrawals made under this Section E-2 shall be made on or after August 23, 2017 and no later than January 31, 2018.

(c)	The BAC or its delegate may rely upon representations without supporting documentation from the Participant requesting the Hardship Withdrawal, unless the Company has actual knowledge to the contrary; provided, however, that, as soon as practicable, the BAC or its delegate shall make a good-faith effort to obtain and forgone documentation of the need/amount from the Participant making a request.

(d)	Any suspension of Elective Deferrals applicable under Section 10.1(e)(iii) shall be waived.

(e)	All remaining provisions under Section 10.1 (other than Section E-3 below) shall remain in full force and effect.

3. Hurricane Irma. Effective as of September 4, 2017, a distribution will be deemed to be made on account of an immediate and heavy financial need within the meaning of Section 1.32(a)(7) if it is for the payment of any expenses (including, without limitation, food and lodging) incurred by a Participant in connection with Hurricane Irma that imposes a financial hardship on the Participant, subject to the following terms and conditions:

(a)	This relief shall be available to Participants (i) whose principal residence or place of employment on September 4, 2017 was located in one of the Florida counties identified for individual assistance by FEMA and (ii) whose lineal ascendant or descendant, dependent or Spouse had a principal residence or place of employment on September 4, 2017 in one of the Florida counties identified for individual assistance by FEMA.

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(b)	Hardship Withdrawals made under this Section E-3 shall be made on or after September 4, 2017 and no later than January 31, 2018.

(c)	The BAC may rely upon representations without supporting documentation from the Participant requesting the Hardship Withdrawal, unless the Company has actual knowledge to the contrary; provided, however, that, as soon as practicable, the BAC shall make a good-faith effort to obtain and forgone documentation of the need/amount from the Participant making a request.

(d)	Any suspension of Elective Deferrals applicable under Section 10.1(e)(iii) shall be waived.

(e)	All remaining provisions under Section 10.1 (other than Section E-2 above) shall remain in full force and effect.

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